As filed with the Securities and Exchange Commission on May 9, 2001

                                                       Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          ----------------------------

                            FROST CAPITAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                  6799                                 51-0408901
(State or other jurisdiction of          (Primary Standard Industrial                  (I.R.S. Employer
 Incorporation or Organization)           Classification Code Number)                Identification Number)

                            327 PLAZA REAL, SUITE 319
                            BOCA RATON, FLORIDA 33432
                                 (561) 367-1085
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          ----------------------------

                                RICHARD B. FROST
                            FROST CAPITAL GROUP, INC.
                            327 PLAZA REAL, SUITE 319
                            BOCA RATON, FLORIDA 33432
                                 (561) 367-1085
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   COPIES TO:

    TEDDY D. KLINGHOFFER, ESQ.                           DAVID ALAN MILLER, ESQ.
AKERMAN, SENTERFITT & EIDSON, P.A.                       BRUCE M. SCHLOSS, ESQ.
 One S.E. 3rd Avenue, 28th Floor                             GRAUBARD MILLER
    Miami, Florida 33131-1704                               600 Third Avenue
          (305) 374-5600                                New York, New York 10016
       Fax: (305) 374-5095                                   (212) 818-8800
                                                           Fax: (212) 818-8881

                          ----------------------------

         Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  TITLE OF EACH CLASS OF                            AMOUNT TO          PROPOSED           PROPOSED        AMOUNT OF
                SECURITIES TO BE REGISTERED                            BE               MAXIMUM           MAXIMUM       REGISTRATION
                                                                   REGISTERED       OFFERING PRICE       AGGREGATE           FEE
                                                                                      PER UNIT(1)         OFFERING
                                                                                                         PRICE(1)
Units, consisting of one share of Common Stock, $.0001 par
value, and one Class A Warrant(2)..........................      1,437,500 uts.           $6.00          $8,625,000       $2,156.25

Underwriters' Unit Purchase Option ........................        125,000 uts.                                $100             (3)

Units, issuable upon exercise of the underwriters' Unit
Purchase Option, consisting of one share of Common Stock,
$.0001 par value, and one Class A Warrant(4)...............        125,000 uts.           $6.60            $825,000         $206.25

Class A Warrants, each to purchase one share of Common
Stock and one Class B Warrant (5)..........................         80,000 wts.         - - - -             - - - -             (3)

Class B Warrants, each to purchase one share of Common
Stock and one Class C Warrant (6)..........................      1,642,500 wts.         - - - -             - - - -             (3)

Class C Warrants, each to purchase one share of Common
Stock (7)..................................................      1,642,500 wts.         - - - -             - - - -             (3)

Common Stock, $.0001 par value, issuable upon exercise of
Class A Warrants (8).......................................      1,642,500 shs.           $5.25          $8,623,125       $2,155.78

Common Stock, $.0001 par value, issuable upon exercise of
Class B Warrants (8).......................................      1,642,500 shs.           $7.50         $12,318,750       $3,079.69

Common Stock, $.0001 par value, issuable upon exercise of
Class C Warrants (8).......................................      1,642,500 shs.           $9.75         $16,014,375       $4,003.59

Total......................................................                                             $46,406,350      $11,601.56

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) Includes 187,500 units issuable pursuant to the underwriters' over-allotment option.

(3)      No fee pursuant to Rule 457(g).

(4) Includes such presently indeterminate number of additional units as may be issued pursuant to the anti-dilution provisions of the underwriters' unit purchase option.

(5) Represents warrants to be issued to our directors and officers prior to the offering and which may be sold by such warrantholder commencing six
         (6) months after the consummation of a business combination as described in this registration statement.

(6) Includes such presently indeterminate number of additional Class B warrants as may be issued pursuant to the anti-dilution provisions of the Class A warrants.

(7) Includes such presently indeterminate number of additional Class C warrants as may be issued pursuant to the anti-dilution provisions of the Class B warrants.

(8) Includes such presently indeterminate number of additional shares of common stock as may be issued pursuant to the respective anti-dilution provisions of the Class A warrants, Class B warrants and Class C warrants.

                       Subject to Completion, May 9, 2001

PROSPECTUS

                            FROST CAPITAL GROUP, INC.

                                 1,250,000 Units

                          ----------------------------

         This is an initial public offering of our securities. Each unit consists of:

         -        one share of our common stock; and

         -        one class A warrant.

         Each class A warrant entitles the holder to purchase at a price of $5.25 one share of our common stock and one class B warrant.

         Each class B warrant entitles the holder to purchase at a price of $7.50 one share of our common stock and one class C warrant.

         Each class C warrant entitles the holder to purchase at a price of $9.75 one share of our common stock.

         Each warrant will become exercisable on the later of the completion of a business combination or [_______ __, 2002], [one year from the date of this prospectus] and will expire on [________ __, 2007] [six years from the date of this prospectus] or earlier upon redemption.

         There is presently no public market for our units, common stock or warrants.

         We have granted the underwriters a 45-day option to purchase up to 187,500 additional units solely to cover any over-allotments, if any.

         Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 7.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                      Per Unit         Total
                                                     ----------    -------------
Public offering price.........................          $6.00       $7,500,000
Underwriting discounts........................          $0.48        $ 600,000
Proceeds, before expenses, to us..............          $5.52       $6,900,000

         GBI Capital Partners Inc., on behalf of the underwriters, expects to deliver our securities to purchasers on or about ___________, 2001.

                          ----------------------------

                            GBI Capital Partners Inc.

                   The date of this prospectus is May 9, 2001.

                           STATE BLUE SKY INFORMATION

         We will only offer and sell the units in Delaware, the District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island. Additionally, we believe that the units, upon completion of this offering, and the common stock and class A warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each such state and in Colorado, Illinois, Kentucky, Massachusetts, Pennsylvania, Tennessee, Washington and Wisconsin. Purchasers of such securities either in this offering or in any subsequent trading market which may develop must be residents of such states. We will amend this prospectus for the purpose of disclosing additional states, if any, in which our securities will be eligible for resale in the secondary trading market.

                          ----------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Prospectus Summary............................................................1
The Offering..................................................................2
Summary Financial Data........................................................6
Risk Factors..................................................................7
Use of Proceeds..............................................................15
Dilution ....................................................................16
Capitalization...............................................................17
Dividend Policy..............................................................17
Management's Discussion and Analysis of Financial Condition
  and Results of Operations..................................................18
Proposed Business............................................................19
Management...................................................................28
Principal Stockholders.......................................................31
Certain Transactions.........................................................33
Description of Securities....................................................35
Underwriting.................................................................39
Legal Matters................................................................41
Experts  ....................................................................41
Where You Can Find Additional Information....................................42
Index to Financial Statements...............................................F-1

                               Prospectus Summary

         For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and gives effect to a merger effectuated on April 4, 2001 where each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into approximately .6723 shares of our common stock.

         We are a blank check company formed to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an as yet unidentified operating business which we believe has significant growth potential.

         We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt in effecting a business combination. While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination.

         To date, our efforts have been limited to organizational activities. The implementation of our business plan is wholly contingent upon the successful sale of the units offered by this prospectus.

         We were organized under the laws of the State of Florida on July 23, 1999 and reincorporated under the laws of the State of Delaware on March 22, 2001. Our offices are located at 327 Plaza Real, Suite 319, Boca Raton, Florida 33432, and our telephone number is (561) 367-1085.

                                  The Offering

Securities offered........................................ 1,250,000 units, at $6.00 per unit, each unit consisting of:

                                                           -    one share of common stock; and
                                                           -    one class A warrant.
                                                           The units may commence trading on the date of this
                                                           prospectus. The common stock and class A warrants will
                                                           begin to trade separately on the 90th day after the
                                                           date of this prospectus unless GBI Capital Partners Inc.
                                                           informs us of its decision to allow earlier separate
                                                           trading. In no event, however, can the common stock and
                                                           class A warrants be traded separately until we file with
                                                           the SEC an audited balance sheet reflecting our receipt
                                                           of the proceeds of this offering.

Common stock:

     Number outstanding prior to this offering............ 800,000 shares

     Number to be outstanding after this offering......... 2,050,000 shares

Class A Warrants:

     Number outstanding prior to this offering............ 80,000 warrants

     Number to be outstanding after this offering......... 1,330,000 warrants

     Securities underlying class A warrants............... Each class A warrant is exercisable into one share of common stock and one class B warrant.

     Exercise price....................................... The initial exercise price of each class A warrant is
                                                           $5.25.

     Exercise period...................................... The class A warrants will become exercisable on the later of:

                                                           -    the completion of a business combination with a
                                                                target business; or

                                                           -    [________], 2002 [one year from the date of this
                                                                prospectus],

                                                           and will expire at 5:00 p.m., New York City time, on
                                                           [________], 2007 [six years from the date of this
                                                           prospectus] or earlier upon redemption.

     Redemption........................................... We may redeem the outstanding class A warrants:

                                                           -    in whole and not in part;

                                                           -    at our option and with the consent of GBI Capital
                                                                Partners Inc.;

                                                           -    at a price of $.05 per class A warrant at any time
                                                                after such warrants become exercisable; and

                                                           -    upon a minimum of 30 days' prior written notice.

                                                           However, we will be unable to redeem the class A warrants
                                                           unless the reported last sale price of our common stock
                                                           equals or exceeds $8.50 per share for the 20 consecutive
                                                           trading days ending on the third business day prior to the notice of redemption.

Class B Warrants:

     Number to be outstanding after this offering......... No class B warrants will be outstanding until the class
                                                           A warrants are exercised.

     Securities underlying class B warrants............... Each class B warrant will be exercisable into one share of common stock and one class C warrant.

     Exercise price....................................... The initial exercise price of each class B warrant is
                                                           $7.50.

     Exercise period...................................... The class B warrants will become exercisable on the later of:

                                                           -    the completion of a business combination with a
                                                                target business; or
                                                           -    [________], 2002 [one year from the date of this
                                                                prospectus],

                                                           and will expire at 5:00 p.m., New York City time, on
                                                           [________], 2007 [six years from the date of this
                                                           prospectus] or earlier upon redemption.

     Redemption........................................... We may redeem the outstanding class B warrants;

                                                           -    in whole and not in part;

                                                           -    at our option and with the consent of GBI Capital
                                                                Partners Inc.;

                                                           -    at a price of $.05 per class B warrant at any time
                                                                after such warrants become exercisable; and

                                                           -    upon a minimum of 30 days' prior written notice.

                                                           However, we will be unable to redeem the class B warrants
                                                           unless the reported last sale price of our common stock
                                                           equals or exceeds $10.50 per share for the 20 consecutive
                                                           trading days ending on the third business day prior to the notice of redemption.

Class C Warrants:

     Number to be outstanding after this offering......... No class C warrants will be outstanding until the class B warrants are exercised.

     Securities underlying class C warrants............... Each class C warrant will be exercisable into one share of common stock.

     Exercise price....................................... The initial exercise price of each class C warrant is
                                                           $9.75.

     Exercise period...................................... The class C warrants will become exercisable on the later of:

                                                           -    the completion of a business combination with a
                                                                target business; or

                                                           -    [________], 2002 [one year from the date of this
                                                                prospectus]

                                                           and will expire at 5:00 p.m., New York City time, on
                                                           [________], 2007 [six years from the date of this
                                                           prospectus] or earlier upon redemption.

     Redemption........................................... We may redeem the outstanding class C warrants:

                                                           -    in whole and not in part;

                                                           -    at our option and with the consent of GBI Capital
                                                                Partners Inc.;

                                                           -    at a price of $.05 per class C warrant at any time
                                                                after such warrants become exercisable; and

                                                           -    upon a minimum of 30 days' prior written notice.

                                                           However, we will be unable to redeem the class C warrants
                                                           unless the reported last sale price of our common stock
                                                           equals or exceeds $12.00 per share for the 20 consecutive
                                                           trading days ending on the third business day prior to the notice of redemption.

Proposed OTC Bulletin Board symbols for our:

     Units................................................ FCGU

     Common Stock......................................... FCG

     Class A Warrants..................................... FCGA

Offering proceeds to be held in trust..................... $6,312,500 of the proceeds of this offering will be placed in a trust fund. Such proceeds will not be
                                                           released until the earlier of the completion of a
                                                           business combination or our liquidation.

Stockholder approval of business combination and           We will seek stockholder approval before we effect
other matters............................................. any business combination. We will not effect a business combination if:

                                                           -    stockholders purchasing shares in this offering or
                                                                in the open market following this offering, i.e.,
                                                                public stockholders, who own at least a majority
                                                                of such shares, vote against the transaction; or

                                                           -    public stockholders owning more than 20% of the
                                                                shares sold in this offering exercise their
                                                                conversion rights.

                                                           In addition, all of our existing stockholders,
                                                           including all of our officers and directors, have
                                                           agreed to vote their respective shares of common stock
                                                           owned by them immediately prior to this offering in
                                                           accordance with the vote of a majority in interest of
                                                           all of the public stockholders with respect to any
                                                           business combination. This voting arrangement shall
                                                           not apply to shares included in units purchased in
                                                           this offering or purchased following this offering in
                                                           the open market by any of our existing stockholders,
                                                           officers and directors. Additionally, our existing
                                                           stockholders, officers and directors will vote all of
                                                           their shares in any manner they determine, in their
                                                           sole discretion, with respect to any other items that
                                                           come before a vote of our stockholders. For purposes
                                                           of this offering, shares included in units and any
                                                           other shares purchased following this offering in the
                                                           open market acquired by our stockholders, officers
                                                           and directors shall be treated for all purposes in
                                                           the same manner as shares owned by, and shall be
                                                           deemed to be shares owned by, public stockholders.

Conversion rights......................................... Each public stockholder presented with the right to vote on a business combination may, if he votes no,
                                                           demand that his stock be converted into his pro rata
                                                           share of the trust fund if the business combination is
                                                           approved and completed.

Liquidation if no business combination.................... We will dissolve and distribute to our public stockholders the amount in our trust fund plus any
                                                           remaining net assets, if we do not effect a business
                                                           combination within:

                                                           -    24 months after the completion of this offering; or

                                                           -    30 months after the completion of this offering
                                                                if a letter of intent or definitive agreement
                                                                relating to a prospective business combination was
                                                                entered into prior to the end of the 24 month period.

                                                           However, we may determine to seek stockholder approval to
                                                           continue our existence.

                             Summary Financial Data

         The following table summarizes financial data for our business and should be read with our financial statements, which are included in this prospectus.

                                                                                             March 31, 2001
                                                                                   -----------------------------------
                                                                                       Actual            As Adjusted
                                                                                   ---------------    ----------------
Balance Sheet Data:
     Total assets........................................................              $148,732           $6,583,732
     Working capital (deficit)...........................................              ($12,745)          $6,578,090
     Total liabilities...................................................               $65,490                 $490
     Value of common stock which may be converted into cash..............                                 $1,299,350
     Stockholders' equity................................................               $83,242           $5,283,892

         The information presented in this table under the "As Adjusted" column gives effect to the sale of 1,250,000 units and our receipt of the net proceeds in this offering.

         If we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of public shares at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of public shares.

                                  Risk Factors

     An investment in our securities involves a high degree of risk. You should consider carefully the risks described below together with the other information contained in this prospectus before making a decision to invest in our units.

We are a development stage company with limited resources and managerial experience which could result in a material adverse effect on the development and growth of a target business

     We are a recently incorporated development stage company. We have not attempted to combine with another business. Because we do not have a meaningful operating history, you will have a limited basis upon which to evaluate our ability to achieve our business objective.

     We have limited resources and have not generated any revenues. In addition, we will not achieve any revenues (other than interest on the proceeds of this offering) until, and only if, we combine with another business. Even if we are able to effect a business combination, we may not be able to generate significant revenues or operate on a profitable basis and the combined business may not be successful.

     Our success in attaining our business objective of combining with a business with significant growth potential will largely be based on the abilities of our officers and directors in identifying, evaluating and selecting a prospective business and structuring and completing a business combination. Our officers and directors have limited operational and managerial experience. One of our officers has been a principal of four companies that have executed business plans similar to our business plan. These transactions represent substantially all of our management's experience in the identification, evaluation, selection and structuring of prospective business combinations.

     We cannot assure you that our assessment of the skills, qualifications or abilities of the management of a prospective target business will prove to be correct, especially in light of the possible inexperience of our officers and directors in evaluating many types of businesses. In addition, we cannot assure you that, despite a positive assessment by our management, the management of a prospective target business will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. If management of a target business is not qualified, it could result in a material adverse effect on the development and growth of the target business. See "Proposed Business--Effecting a Business Combination--Limited Ability to Evaluate the Target Business' Management."

We may be unable to continue our existence if we are unable to raise funds in this offering

     Since we are a development state enterprise with no significant operating results to date and our ability to commence operations is contingent upon obtaining financing through a public offering of our securities, our auditors have raised substantial doubt as to our ability to continue as a going concern. You should carefully review and consider our financial statements in their entirety prior to investing in our common stock.

We will need additional financing since we have funds to operate only until the early part of June 2001

     We have sufficient funds to operate our business until approximately early June 2001; however, since this offering will likely not be completed by such time, we will need additional funds to pay the salaries of Mr. Richard Frost and Ms. Grout, our only two employees, and our rent and for general working capital purposes. We may receive loans from any of our existing stockholders, officers, or a bank or other financial institution. We intend to pay interest on the funds loaned. We will not issue any of our securities in connection with such loan or the raising of such funds. We cannot assure you that such financing would be available on acceptable terms, if at all. Such loan, together with all interest accrued thereon, may be repaid from the proceeds of this offering from funds not placed in trust, after the consummation of the business combination or upon other acceptable terms.

You will not be entitled to protections, such as the return of your investment after 18 months upon failure to effect a business combination, normally afforded to investors of blank check companies

     Since the net proceeds of this offering are intended to be used to effect a business combination with a target business that has not been identified, we may be deemed to be a blank check company. However, we are exempt from rules promulgated by the SEC to protect investors of blank check companies since we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering. These rules, among other things, prevent a blank check company from holding investors' funds for more than 18 months from the investment date upon failure to effect a business combination as opposed to this offering in which we generally may hold investors' funds for up to 30 months. Accordingly, investors will not be afforded the benefits or protections of such rules. See "Proposed Business--Comparison to Rule 419."

Our Chairman and President has been involved with four similar companies, three of which have had disappointing results

     Our Chairman and President, Richard Frost, has been a principal of companies that have completed four offerings similar to this offering and executed business plans similar to our business plan. All four of these companies acquired an operating business, but in two of the four cases, the companies filed for bankruptcy within 18 months after completing their acquisitions. In one of the other two cases, the entity into which the company was subsequently merged filed for bankruptcy four years after the initial business combination. Equity holders in a company that files for bankruptcy generally lose their entire investment. However, in two of such three cases, the price of the shares of such company's common stock at some point increased substantially beyond the initial public offering price offered to investors for such shares. The last of the companies of which Mr. Richard Frost has been involved merged with GBI Capital Management Corp. (currently Ladenburg Thalmann Financial Services Inc.), whose wholly-owned subsidiary is GBI Capital Partners, Inc., the representative of the underwriters of this offering.

     You will not acquire any interest in these companies by investing in our common stock. You should also not conclude that we will be able to complete a business combination within a time period comparable to these other four companies (or at all), or that we will complete a business combination with companies in similar lines of business. Moreover, you may lose your entire investment if we are unsuccessful in our business and are compelled to file for bankruptcy.

Our Chairman and President was one of several principals in the four similar companies in which he was involved and is the sole principal in this company

     In the four completed offerings similar to this offering, Mr. Richard Frost was one of several principals. Such principals played a significant role in identifying and evaluating prospective businesses and structuring and completing the business combinations effected by the respective companies. Mr. Frost is the sole principal of this company. His primary experience with companies of this nature is comprised of his experience in the four offerings referred to above. We cannot assure you to what extent Mr. Frost as the sole principal in this offering will impact our ability to attain our business objectives.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to effect a business combination

     In the event we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

     -   restrictions on the nature of our investments; and

     -   restrictions on the issuance of securities,

which may make it difficult for us to effect a business combination.

     In addition, we may have imposed upon us burdensome requirements, including:

     -   registration as an investment company;

     -   adoption of a specific form of corporate structure; and

     - reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

     Compliance with such additional regulatory burdens would require additional expense we have not allotted for such purposes.

If we are forced to liquidate prior to a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust fund and our remaining assets

     In the event we liquidate our assets upon our inability to effect a business combination, the per-share liquidation distribution will be less than $6.00 as a consequence of the expenses of this offering and our anticipated costs incurred in seeking a business combination. We intend to utilize the net proceeds not placed in trust to identify and evaluate prospective businesses for a business combination and to structure a business combination. We will be required to make these expenditures, which will likely be significant, whether or not we complete a business combination with the prospective businesses we consider. These proceeds will also be used to pay our general and administrative expenses, including office rent, salaries and accountable and non-accountable expenses. Furthermore, there will be no distribution from the trust fund with respect to our outstanding warrants and, accordingly, the warrants will expire worthless in the event we liquidate prior to the completion of a business combination. See "Proposed Business--Effecting a Business Combination--Liquidation If No Business Combination."

We could have a claim by third parties which could reduce the proceeds held in trust

     Our placing of funds in trust will not protect such funds from third party claims against us and such funds could be subject to such claims which could take priority over the claims of the public stockholders. We cannot assure you that the per share liquidation price will not be less than $5.05 (or $.95 less than the per unit offering price of $6.00, which are the proceeds required to be deposited in the trust fund), plus interest, due to claims of creditors. If we liquidate prior to the consummation of a business combination, Mr. Richard Frost will be personally liable under certain circumstances to ensure that the proceeds in the trust fund are not reduced by any claims of our creditors. However, we cannot assure you that Mr. Frost could satisfy such obligations. See "Proposed Business--Effecting a Business Combination--Liquidation If No Business Combination."

Since management is not required to allocate full time to our business, a conflict of interest may result in the allocation of their time, which could cause us a delay in or prevent us from effecting a business combination

     Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating management time between our operations and other businesses. Certain of these persons may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Such conflict may cause a delay in or prevent us from effecting a business combination and may not be in the best interest of our stockholders. See "Management--Conflicts of Interest."

Since we have not as yet selected a particular industry or any target business with which to effect a business combination, we are unable to ascertain the merits or risks of the industry or business in which we may ultimately operate

     We have not selected any particular industry or any target business on which to concentrate our search for a business combination. Accordingly, there is no current basis for prospective investors to evaluate the possible merits or risks of the particular industry or the target business in which we may ultimately operate. We may be affected by numerous risks inherent in the business operations of any company with which we effect a business combination. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all such significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if such opportunity were available, in a target business. See "Proposed Business--Effecting a Business Combination--We Have Not Identified a Target Business or Target Industry."

Our probable inability to effect more than one business combination may subject us to adverse economic, competitive and regulatory developments, including the inability to diversify our operations or benefit from the possible spreading of risks or offsetting of losses

     Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination and be unable to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. Accordingly, our prospects for success will be entirely dependent upon the future performance of a single business or product. Therefore, we cannot assure you that the target business will prove to be commercially viable. See "Proposed Business--Effecting a Business Combination--Probable Lack of Business Diversification" and "--Competition."

We may issue shares of our common stock and/or preferred stock to effect a business combination, which would reduce the equity interest of our stockholders

     Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share. Upon completion of this offering, there will be 97,762,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of the underwriters' option). Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to effect a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock may:

     -   significantly reduce the equity interest of our stockholders;

     - possibly cause a change in control if a substantial number of our shares of common stock are issued which may affect, among other things, our ability to utilize our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; accordingly our investors will be relying on the abilities of the management and directors of the target business who are unidentifiable as of the date of this offering;

     -   adversely affect prevailing market prices for our common stock; and

     - impair our ability to raise additional capital through the sale of our equity securities.

     Additionally, to the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of our warrants could increase our cost of the target business in terms of number of shares required to be issued.

We may be unable to obtain additional financing, if required, to effect a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination

     We may seek additional financing to complete a business combination or to fund the operations and growth of a target business, which may include assuming or refinancing the indebtedness of the target business. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that such additional financing proves to be unavailable when needed to complete a particular business combination, we would, in all likelihood, be compelled to restructure the transaction or abandon that particular business combination and seek an alternative candidate. In addition, our failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

We may incur certain risks if we seek debt financing

     The amount and nature of any borrowings by us will depend on numerous considerations, including our capital requirements, our perceived ability to meet debt service requirements and the prevailing conditions in the financial markets and general economic conditions. Debt financing may not be available to us on terms deemed to be commercially acceptable and in our best interests. Our inability to borrow funds required to effect or facilitate a business combination, or to provide funds for an additional infusion of capital into an acquired business, may have a material adverse effect on our financial condition and future prospects. Additionally, if debt financing is available, any borrowings may subject us to various risks traditionally associated with incurring of indebtedness. These risks include the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. We may assume similar risks to the extent that any business with which we combine has outstanding indebtedness.

Certain states have enacted regulations restricting or prohibiting the sale of our securities

     Although for purposes of Rule 419, we are not a "blank check company," a number of states have enacted legislation regulating blank check company which will apply to us. In addition, many states, while not specifically prohibiting or restricting blank check companies, will not permit registration or qualification of our common stock for sale in their states. Because of such regulations and other restrictions, our selling efforts, and any secondary market which may develop, may only be conducted in certain states (or in those jurisdictions where an applicable exemption is available or a blue sky application has been filed and accepted). There can be no assurances that the SEC, the United States Congress, or state legislatures will not enact legislation or regulations which will prohibit or restrict the sale of our securities.

You may only purchase our common stock if you reside within certain states

     We have applied to register, or have obtained or will seek to obtain an exemption from registration to offer our common stock, and intend to conduct our selling efforts in Delaware, the District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island. You must be a resident of these jurisdictions to purchase our common stock. In order to prevent resale transactions in violation of states' securities laws, you may only engage in resale transactions in these states and such other jurisdictions in which an applicable exemption is available or a blue sky application has been filed and accepted. This restriction on resale may limit your ability to resell the common stock purchased in this offering.

     Several additional states may permit secondary market sales of the shares of common stock: (i) once or after certain financial and other information with respect to us is published in a recognized securities manual such as Standard & Poor's Corporation Records; (ii) after a certain period has elapsed from the date hereof; or (iii) pursuant to exemptions applicable to certain investors. However, because we are considered to be a "blank check" company for such purposes, we may not be able to be listed in any recognized securities manual until after the consummation of the first business combination. Our inability to be listed until a business combination may adversely impact the price of our common stock.

You will experience immediate and substantial dilution

     The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price (ranging from $.15 to $.89 per share after giving effect to a merger effective on April 4, 2001 where each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into approximately .6723 shares of our common stock) has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately $3.42 per share (the difference between the pro forma net tangible book value per share of $2.58, and the initial offering price of $6.00 per share) allocable to each share of common stock (in each case assuming no exercise of the option granted to any underwriters).

Our common stock may become subject to the SEC's penny stock rules

     If at any time we have net tangible assets of $5,000,000 or less, transactions in our common stock may be subject to certain rules under the Securities Exchange Act of 1934. Under such rules, broker-dealers who recommend such securities to persons other than institutional accredited investors (generally institutions with assets in excess of $5,000,000):

     o must make a special written suitability determination for the purchaser;

     o receive the purchaser's written agreement to a transaction prior to sale;

     o provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describes the market for these "penny stocks" as well as a purchaser's legal remedies; and

     o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be consummated.

     For purposes of reducing the possible application of such rules, Mr. Richard Frost and Ms. Grout have agreed that their salaries or other expenses shall not accrue or be paid to them if it would reduce our tangible net worth below $5,000,000. If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our common stock. As a result, the market price of our common stock may be depressed, and you may find it difficult to dispose of our common stock.

Our loss of the services of Richard Frost would make it difficult to find a suitable company for a business combination, which makes it more likely that we will be forced to liquidate our trust fund and distribute to our stockholders something less than the amount paid for the securities purchased in this offering

     Our ability to successfully effect a business combination will be largely dependant upon the efforts of Mr. Richard Frost, our Chairman and President. We have not entered into an employment agreement with Mr. Frost or obtained any "key man" life insurance on his life. The loss of Mr. Frost's services could have a material adverse effect on our ability to successfully achieve our business objectives, including seeking a suitable target business to effect a business combination.

Our directors may have a conflict of interest in determining whether a particular business is appropriate to effect a business combination, which may not be in the best interests of our stockholders

     Each of our directors owns stock in our company which will be held in escrow until after we effect a business combination. Consequently, management's discretion in determining the fair market value of a target business and the suitability of a proposed combination may result in a conflict of interest when determining whether a particular target business is appropriate to effect a business combination. Such conflict may not be in the best interests of our stockholders. See "Management--Conflicts of Interest."

Our affiliates may potentially purchase our units in this offering and/or units, shares and warrants following this offering in the open market

     Our affiliates may purchase units in this offering and/or units, shares and warrants following this offering in the open market. Our affiliates may then have greater ownership of and greater control over us.

We have an existing relationship with the representative of the underwriters of this offering

     GBI Capital Partners Inc. is the wholly-owned subsidiary of Ladenburg Thalmann Financial Services Inc., a publicly-traded corporation which was initially named Frost Hanna Capital Group, Inc., and was the most recent blind pool transaction that Richard Frost, our Chairman and President, engaged in as a principal. Mr. Frost is the nephew of Dr. Phillip Frost, who as of the date of this offering, beneficially owns approximately 25.2% of our issued and outstanding common stock and 3.4% of the issued and outstanding common stock of Ladenburg Thalmann Financial Services Inc. Additionally, Frost-Nevada Limited Partnership, of which Dr. Phillip Frost is the beneficial owner, loaned $10,000,000 to Ladenburg Thalmann Financial Services Inc. upon consummation by Ladenburg Thalmann Financial Services Inc. of a certain acquisition. Such proceeds were utilized by Ladenburg Thalmann Financial Services Inc. to fund the cash portion of the purchase price of such acquisition and Frost-Nevada Limited Partnership received a $10,000,000 senior convertible promissory note from Ladenburg Thalmann Financial Services Inc. As a result of this and certain related transactions, Frost-Nevada Limited Partnership has the right to acquire an additional number of the issued and outstanding common stock of Ladenburg Thalmann Financial Services Inc., so that Dr. Phillip Frost will beneficially own approximately 15.6% of such shares in the aggregate. Dr. Frost also serves as a director of Ladenburg Thalmann Financial Services Inc. See "Underwriting." Besides Dr. Frost, all of our existing officers and directors as well as a majority of our existing stockholders also own approximately 1.6% of the common stock of Ladenburg Thalmann Financial Services Inc. Dr. Frost is not and has never been an officer, director or principal of our company.

We may reimburse our directors and officers for any reasonable business expenses with our board determining what may be deemed reasonable

     We will use the net offering proceeds not held in trust to pay, among other things, the salaries of Mr. Richard Frost and Ms. Grout, our only employees. There is no limit on the amount of reimbursable accountable expenses incurred in connection with seeking and consummating a business combination or performing other activities on our behalf. There will be no review of the reasonableness of such expenses by anyone other than our board of directors, one of the members of which is an officer. Notwithstanding the foregoing, to the extent that there are not sufficient funds to pay the salaries of Mr. Frost or Ms. Grout as described above and other expenses, we may accrue such amounts, which shall be paid from the trust account proceeds if a business combination is effectuated; provided, however that, the amounts paid or to be paid to such persons will not reduce our tangible net worth below $5,000,000 for purposes of the "penny stock" rules. See "Use of Proceeds -- Payment to Officers and Directors" and "Management -- Executive Compensation."

We will evaluate the possible tax consequences of a business combination but such structure may have adverse tax consequences

     As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure the business combination so as to achieve the most favorable tax treatment to us, the target business and each of our respective stockholders. We cannot assure you, however, that the IRS or appropriate state tax authorities will ultimately assent to our tax treatment of a consummated business combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to us, the target business and each of our respective stockholders.

We may pay our directors and officers as well as others a finder's fee in connection with a business combination

     In the event that a person or entity assists us in connection with the introduction to a prospective target business with which a business combination is ultimately consummated, such person or entity may be entitled to receive a finder's fee in consideration for such introduction. Such finder's fees may take the form of the issuance of securities or cash. Such person may be required to be registered as, among other things, an agent or broker-dealer under the laws of certain jurisdictions. Except for salaries payable to Mr. Richard Frost and Ms. Grout, reimbursable expenses payable to our directors and officers, class A warrants issued to such directors and officers immediately prior to this offering and interest that may accrue on any loan received by us from any of our stockholders or officers if the offering is not completed by the early part of June 2001, none of our existing officers, directors or stockholders who owned our common stock prior to this offering or any affiliates thereof shall receive any fees or compensation from us for services rendered to us prior to or in connection with the consummation of a business combination. However, such persons may be entitled to receive, upon completion of the business combination, commissions for monies raised by them for us with respect to the business combination, at rates that are no less favorable to us than those which we would pay to unaffiliated third parties. See "Use of Proceeds -- Payment to Officers and Directors" and "Management -- Executive Compensation" and "Certain Transactions."

We have agreed to sell to the underwriters certain warrants which may have an adverse effect on our market price and result in dilution to your holdings

     In connection with this offering, we have agreed to sell to the underwriters, at an aggregate price of $100, warrants to purchase up to 125,000 shares of our common stock. This option is exercisable at a price of $6.60 per unit commencing on the later of the completion of a business combination with a target business or one year from the date of this prospectus, and expiring five years after the date of this prospectus. In addition, the underwriters will have certain registration rights with respect to such shares underlying this option. See "Underwriting". In addition, the sale, or even the possibility of sale, of these shares could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these options are exercised, you may experience dilution to your holdings.

We intend to have our securities quoted on the OTC bulletin board, which may limit the liquidity and price of our securities more than if our securities were quoted or listed on the NASDAQ stock market or a national exchange.

     Our securities will be traded in the over-the-counter market. We anticipate that they will be quoted on the OTC Bulletin Board, an NASD sponsored and operated inter-dealer automated quotation system for equity securities not included in The Nasdaq Stock Market, as well as in the NQB Pink Sheets. Quotation of our securities on the OTC Bulletin Board and/or the NQB Pink Sheets may limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Forward Looking Statements

     This prospectus contains forward-looking statements and information relating to, among other things, our business strategy and anticipated business combination. We identify forward-looking statements in this prospectus using words such as the following and other similar statements:

"believes"           "intends"                 "plans"                 "expects"
"predicts"           "may"                     "will"                  "would"
"should"             "contemplates"            "anticipates"

     These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events as they relate to us, these statements involve risks, uncertainties and assumptions which may be significantly more adverse than the results or expectations discussed in the forward-looking statements.

                                 Use of Proceeds

     We estimate that the net proceeds from the sale of the units, after deducting offering expenses and underwriting discounts, will be approximately $6,500,000, or $7,501,250 if the underwriters' over-allotment option is exercised in full.

     We intend to allocate the net proceeds as follows:

     - $6,312,500, or $7,313,750 if the underwriters' over-allotment option is exercised in full, will be placed in a trust fund maintained by Fiduciary Trust International of the South, 2 World Trade Center, Suite 9400, New York, New York 10048, as trustee. Such proceeds will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation.

     - The net proceeds not held in the trust fund, approximately $187,500, will be used for:

          - the performance of due diligence investigations of prospective acquisition candidates;

          - legal, accounting and other expenses attendant to such due diligence investigations and to structuring, negotiating and consummating a business combination;

          - legal and accounting fees relating to our obligation to file periodic reports, proxy statements and other informational material with the SEC; and

          - payment for general and administrative expenses, including accounting fees, legal fees, office rental expenses, filing fees, occupational license fees, escrow agent fees, transfer agent fees, consulting fees and other miscellaneous items and to pay monthly salaries of $5,045 and $3,005 to Richard Frost and Dianna Grout, respectively, our only employees.

     To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

     Proceeds of this offering not immediately required for the purposes set forth above will be invested in United States government securities or other high-quality, short-term interest-bearing investments, provided, however, that we will attempt to invest the net proceeds in a manner which does not result in us being deemed to be an investment company under the Investment Company Act. We believe that, in the event a business combination is not effected during the 24 month period from the date of the completion of this offering, unless extended to 30 months as discussed elsewhere in this prospectus, and to the extent that a significant portion of the net proceeds is not used in evaluating various prospective target businesses, the interest income derived from investment of the net proceeds during such period will be sufficient to defray continuing general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees.

     Our public stockholders will be entitled to receive funds from the trust fund only in the event of our liquidation or if they were to seek to convert their shares into cash upon a business combination which they voted against. Our public stockholders will not have any other right or interest in the trust fund.

Payments to Officers and Directors

     As noted above, we will continue to pay Richard Frost and Dianna Grout a monthly salary of $5,045 and $3,005, respectively, upon completion of the offering. We will reimburse our officers and directors for any accountable reasonable business expenses incurred in connection with seeking and consummating a business combination or other activities on our behalf. Our board of directors will be the only persons reviewing whether these expenses are reasonable or not.

     To the extent that there are not sufficient funds to pay the salaries of Mr. Frost or Ms. Grout and other expenses as described above:

     - we may receive a loan for such amounts, which loan may be repaid from the proceeds of this offering, if the offering is not consummated by the early part of June 2001 from, among other persons, our existing stockholders or officers, and

     - accrue such amounts if the offering is consummated in the near term, which amounts shall be paid from the trust account proceeds if a business combination is effectuated.

Notwithstanding the foregoing, we will not pay or accrue any such compensation or expenses after consummation of the offering if it would reduce our tangible net worth below $5,000,000 for purposes of the "penny stock" rules.

     We will not loan any of the net proceeds from this offering to any of our officers, directors, stockholders that own greater than 10% of our common stock, or any person who directly or indirectly controls, is controlled by or is under common control with us. Except as provided above and class A warrants issued to our officers and directors immediately prior to this offering, no other compensation or fees of any kind, including finders' and consulting fees, will be paid to any of our existing officers, directors or stockholders who owned our common stock prior to this offering or any affiliates thereof for services rendered to us prior to or in connection with the consummation of a business combination; however, such persons may be entitled to receive, upon completion of the business combination, commissions for monies raised by them for us with respect to the business combination, at rates that are no less favorable to us than those which we would pay to unaffiliated third parties.

                                    Dilution

     The difference between the initial public offering price per share of our common stock, assuming no value is attributed to the class A warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of our common stock.

     As of March 31, 2001, our net tangible book value was $83,242, or $.10 per share of common stock. After giving effect to the sale of 1,250,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated offering expenses, our pro forma net tangible book value at March 31, 2001 would have been $5,283,892, or $2.58 per share of common stock, representing an immediate increase in net tangible book value of $2.48 per share to existing stockholders and an immediate dilution of $3.42 per share, or 57%, to new investors. The following table illustrates this information as of March 31, 2001 with respect to dilution to new investors on a per-share basis, assuming no value is attributed to the class A warrants included in the units:

Public offering price per share of common stock..............              $6.00
     Net tangible book value before this offering    ........  $.10
     Increase attributable to new investors.................. $2.48
                                                              -----
Pro forma net tangible book value after this offering(1).....              $2.58
                                                                           -----
Dilution to new investors....................................              $3.42
                                                                           =====
-------------------------

(1) This amount is not adjusted for $1,299,350 of the gross proceeds of this offering because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

     The following table sets forth as of March 31, 2001 information with respect to our existing stockholders and new investors:

                                 Shares Purchased            Total Consideration
                           -----------------------------  --------------------------    Average Price
                               Amount        Percentage      Amount      Percentage        Per Share
                           ---------------  ------------  ------------  ------------    -------------
Existing stockholders              800,000           39%    $  353,000      4.5%            $ .44
                                                                        ------------
New investors                    1,250,000           61%    $7,500,000     95.5%            $6.00
                           ---------------  ------------  ------------  ------------
     Total                       2,050,000          100%    $7,853,000      100%
                           ===============  ============  ============  ============

                                 Capitalization

     The following table sets forth our capitalization as of March 31, 2001 and as adjusted to give effect to the sale of our units in this offering and the application of the estimated net proceeds derived from the sale of our units:

                                                                                        As of March 31, 2001
                                                                                 -----------------------------------
                                                                                     Actual           As Adjusted
                                                                                 --------------    -----------------
Common stock, $.0001 par value, 0 and 249,875 shares which may be
     converted, at conversion value(1).......................................            $ ----           $1,299,350
                                                                                 ==============    =================
Stockholders' equity:
     Preferred stock, $.0001 par value, 5,000 shares authorized; none
         issued..............................................................              ----                 ----
     Common stock, $.0001 par value, 100,000,000 shares authorized;
         800,000 shares issued and outstanding; 1,800,125 shares
         issued and outstanding (excluding 249,875 shares which may
         be converted), as adjusted..........................................                80                  180
     Additional paid-in capital..............................................          $381,420           $5,581,970
     Deficit accumulated during development stage............................         ($298,258)           ($298,258)
                                                                                 --------------    -----------------
     Total stockholders' equity..............................................           $83,242           $5,283,892
                                                                                 ==============    =================
Total Capitalization.........................................................           $83,242           $6,583,242
                                                                                 ==============    =================

------------------------

(1) Reflects 19.99% of the shares of common stock sold in this offering that may be converted into cash if we effect a business combination and the holders of such shares exercise their conversion rights.

                                 Dividend Policy

     We have never paid or declared dividends on our common stock and do not intend to declare any dividends prior to the completion of a business combination. Any decision to declare dividends subsequent to a business combination will be made by the board of directors of the company surviving the business combination.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     We were formed on July 23, 1999 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an as yet unidentified operating business which we believe has significant growth potential. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination.

     We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

     We estimate that the net proceeds from the sale of the units, after deducting offering expenses and underwriting discounts, will be approximately $6,500,000, or $7,501,250 if the underwriters' over-allotment option is exercised in full. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. We will not acquire a target business unless its fair market value is at least 80% of our net assets at the time of the acquisition. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

     Since our inception, we have funded our activities primarily through the sale of common stock. Through March 31, 2001, we have incurred expenses of approximately $298,000 related to our formation expenses, payment of salaries, leasehold expenses and preparations in connection with this offering (excluding amounts paid to the underwriters as a result of this offering). We have sufficient funds to operate our business until approximately early June 2001; however, since this offering is not likely to be completed by such time, we will need additional funds to pay the salaries of Mr. Richard Frost and Ms. Grout, our only two employees, and our rent and for general working capital purposes. We may receive loans from any of our existing stockholders, officers, or a bank or other financial institution. We cannot assure you that such financing would be available on acceptable terms, if at all. Such loan, together with all interest accrued thereon, may be repaid from the proceeds of this offering from funds not placed in trust, after the consummation of the business combination or upon other acceptable terms.

     While we believe that we can satisfy our capital requirements until a business combination is consummated with the loan that will be received if the offering is not consummated by early June 2001 and the net proceeds from this offering that are not deposited in a trust account, this may not be a sufficient amount of capital to fund our operations. To the extent that there are not sufficient funds to pay the salaries of Mr. Richard Frost and Ms. Grout and other expenses as described elsewhere in this prospectus upon consummation of the offering, we may make accruals for such amounts, which shall be paid from the trust account to the extent a business combination is effectuated. Notwithstanding the foregoing, we will not pay or accrue any such amounts if it would reduce our tangible net worth below $5,000,000 for purposes of the "penny stock" rules.

     The report of independent public accountants on our financial statements includes an explanatory paragraph with respect to our being in the development stage, which raises substantial doubt about our ability to continue as a going concern.

                                Proposed Business

Introduction

     We were formed to serve as a vehicle for the acquisition of a target business which we believe has significant growth potential. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering. While we may seek to effect business combinations with more than one target business, we will, in all likelihood, have the ability, as a result of our limited resources, to effect only a single business combination.

Effecting a Business Combination

     In General

     Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, a business combination may involve a company which may be financially unstable or in its early stages of development or growth.

     We Have Not Identified a Target Business or Target Industry

     To date, we have not selected any particular industry or any target business on which to concentrate our search for a business combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business or the particular industry in which we may ultimately operate. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

     Sources of Target Businesses

     We anticipate that various target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors and their affiliates may also bring to our attention target business candidates and we will reimburse them for their out-of-pocket expenses incurred in connection with seeking and consummating a business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage such firms in the future, in which event we may pay a finder's fee or other compensation. Other than Mr. Richard Frost's and Ms. Grout's salaries, reasonable expenses payable to our officers and directors, class A warrants issued to such directors and officers immediately prior to this offering and interest that may accrue on any loan received by us from any of our stockholders or officers if the offering is not completed by the early part of June 2001, we will not pay any of our existing officers, directors or stockholders who owned our common stock prior to this offering or any affiliates thereof any fee or compensation for services rendered to us prior to or in connection with the consummation of a business combination. However, such persons shall be entitled to receive, upon consummation of a business combination, commissions for monies raised by them for us in connection with such business combination, at rates which are no less favorable to us than those which we would pay unaffiliated third parties.

     Selection of a Target Business and Structuring of a Business Combination

     Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

     -   financial condition and results of operation;

     -   growth potential;

     - experience and skill of management and availability of additional personnel;

     -   capital requirements;

     -   competitive position;

     -   stage of development of the products, processes or services;

     - degree of current or potential market acceptance of the products, processes or services;

     - proprietary features and degree of intellectual property or other protection of the products, processes or services;

     -   regulatory environment of the industry; and

     -   costs associated with effecting the business combination.

     These criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, our management anticipates that we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to us.

     We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies' stockholders. We cannot assure you, however, that the Internal Revenue Service or appropriate state tax authority will agree with our tax treatment of the business combination.

     We expect to encounter intense competition from other companies and persons with a business objective similar to ours, including blank check/blind pool companies, venture capitalists, private equity firms, large industrial and financial institutions, small business investment companies and wealthy individuals. This intense competition may adversely affect the availability of attractive prospective businesses, the terms on which a business combination can be completed and our ability to conduct an extensive evaluation of a prospective business.

     The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Mr. Richard Frost, our Chairman and President, and Ms. Grout, our Secretary and Treasurer, intend to devote approximately 50% of their working time to our affairs. The completion of a business combination may require a greater period of time than if our officers devoted their full time to our affairs. We do not have any full time employees who will be devoting 100% of his or her time to our affairs. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

     Fair Market Value of Target Business

     Although we intend to acquire 100% of the assets or capital stock of a target business, we will not acquire a target business unless the fair market value of such business is at least 80% of our net assets at the time of such acquisition. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business does have sufficient fair market value.

     Limited Ability to Evaluate the Target Business' Management

     Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of such management will prove to be correct, especially in light of the possible inexperience of our officers and directors in evaluating many types of businesses. In addition, we cannot assure you that such future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our directors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our directors will have significant experience or knowledge relating to the operations of the particular target business.

     We may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

     Probable Lack of Business Diversification

     While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, discussed above. Consequently, it is likely that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination. In addition, by consummating a business combination with only a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, even with our capital investment in and management assistance, if any, to the target business, we cannot assure you that the target business will prove to be commercially viable. Prior to the completion of a business combination, we have no intention of either loaning any of the proceeds of this offering to any company or purchasing a minority equity interest in any company.

     Opportunity for Stockholder Approval of Business Combination

     We are under no obligation to provide information to our stockholders regarding the various potential target businesses being considered by our management. Consequently, our stockholders will neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to us while selecting a potential business combination. As a result, investors in this offering will be entirely dependent on our management's judgment in selecting a target business.

     Prior to the completion of a business combination, however, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of such business.

     All of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of a majority in interest of all of the public stockholders with respect to any business combination. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders. For purposes of this offering, shares included in units and any other shares purchased following this offering in the open market acquired by our stockholders, officers and directors shall be treated for all purposes in the same manner as shares owned by, and shall be deemed to be shares owned by, public stockholders. We will proceed with the business combination only if the public stockholders, who own at least a majority of the shares of common stock sold in this offering, vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

     Conversion Rights

     At the time we seek stockholder approval of any business combination, we will offer each public stockholder, except those discussed below, the right to have such stockholder's shares of common stock converted to cash if such stockholder votes against the business combination and the business combination is approved and completed. The per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest, as of the record date for determination of stockholders entitled to vote on such business combination, divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the per-share conversion price would be $5.05, or $.95 less than the per-unit offering price of $6.00. There will be no distribution from the trust fund with respect to the warrants included in the units. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but such request will not be granted unless such stockholder votes against the business combination and the business combination is approved and completed. Any such request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect such conversion will be distributed promptly after completion of a business combination. Any shares owned by our existing stockholders which were purchased prior to this offering will not have any conversion rights. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

     Liquidation If No Business Combination

     In the event that we do not complete a business combination within 24 months after the completion of this offering, or within 30 months if the extension criteria described below have been satisfied, and except as described below, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust fund, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust fund, and without taking into account interest, if any, earned on the trust fund, the per-share liquidation price would be $5.05, or $.95 less than the per-unit offering price of $6.00. The proceeds deposited in the trust fund could, however, become subject to the claims of our creditors which could be prior to the claims of the public stockholders. We cannot assure you that the per-share liquidation price will not be less than $5.05, plus interest, due to claims of creditors. If we liquidate prior to the consummation of a business combination, Mr. Richard Frost will be personally liable to pay certain of our debts, obligations or liabilities in excess of the net proceeds of this offering not held in the trust account. There can be no assurances, however, that Mr. Frost would be able to satisfy such obligations. There will be no distribution from the trust fund with respect to the warrants included in the units.

     If we enter into either a letter of intent, an agreement in principle or a definitive agreement to effectuate a business combination prior to the expiration of 24 months after the completion of this offering, but are unable to complete such business combination within such 24 month period, then we will have an additional six months in which to complete that business combination contemplated by such letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 30 month period from the completion of this offering, we will then liquidate. Upon notice from us, the trustee of the trust fund will commence liquidating the investments constituting the trust fund and will turn over the proceeds to our transfer agent for distribution to our stockholders. Except as described below, we anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 24 month or 30 month period.

     Our public stockholders shall be entitled to receive funds from the trust fund only in the event of our liquidation or if such stockholders seek to convert their respective shares into cash upon a business combination which such stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust fund.

     In the event we do not succeed in effecting a business combination within the period required, we may seek stockholder approval to continue in existence by amending our Certificate of Incorporation to provide for a new dissolution date. If we receive such stockholder approval, we intend to redeem all of our common stock held by public stockholders voting against such amendment, who shall receive in return their pro rata share of our total net proceeds.

Prior Involvement of Principals in Blank Check Companies

     Mr. Richard Frost, our Chairman and President, has been a principal of four companies that have completed offerings similar to this offering and executed business plans similar to our business plan. All four of such companies acquired an operating business, but in two of the four cases, the companies filed for bankruptcy within 18 months after completing their acquisitions. In one of the other two cases, the entity into which the company was subsequently merged filed for bankruptcy four years after the initial business combination. Certain information with respect to the prior business combinations that Mr. Frost has been involved is set forth below:

      Name of Blank Check                                  Date of
           Company/                Date of Initial        Business             Nature of           Present
       Acquired Business           Public Offering       Combination           Business             Status
-----------------------------    ------------------   ----------------   -------------------   ----------------
Frost Hanna Halpryn              February 9, 1993     May 31, 1994       Providing             Bankruptcy
Capital Group, Inc./                                                     physician contract    filing, July
Sterling Health Care Group,                                              management            19, 1998 (1)
Inc. and Sterling                                                        services for
Healthcare, Inc.                                                         hospital
(subsequently merged into                                                emergency
FPA Medical Management,                                                  departments
Inc.)

Frost Hanna Acquisition          September 26,        January 3,         Operating             Bankruptcy
Group, Inc./LFS                  1993                 1996               children's            filing,
Acquisition Corp. (Kids                                                  speciality apparel    January 10,
Mart, Inc.)                                                              stores                1997 (1)

Frost Hanna Mergers              March 21, 1994       September 23,      Airline industry      Bankruptcy
Group, Inc./Pan American                              1996                                     filing,
World Airways, Inc. (Pan                                                                       February
Am Corporation)                                                                                26, 1998 (1)

      Name of Blank Check                                  Date of
           Company/                Date of Initial        Business             Nature of           Present
       Acquired Business           Public Offering       Combination           Business             Status
-----------------------------    ------------------   ----------------   -------------------   ----------------
Frost Hanna Capital Group,       October 16,          August 24,         Retail and            Quoted on
Inc./Gaines, Berland Inc.        1997                 1999               institutional         OTC
(currently operating as                                                  securities            Bulletin
Ladenburg Thalmann                                                       brokerage firm,       Board under
Financial Services Inc.)                                                 providing             the symbol
                                                                         investment            "LTS"
                                                                         banking and
                                                                         research services

---------------------
(1) None of our officers and directors were affiliated with such entity at the time of its bankruptcy.

     Frost Hanna Halpryn Capital Group, Inc.

     Frost Hanna Halpryn Capital Group, Inc. completed its initial public offering in February 1993, raising approximately $6.1 million in net proceeds. During May 1994, Frost Hanna Halpryn Capital Group completed a business combination with Sterling Healthcare Group, Inc., and Sterling Healthcare, Inc., a provider of physician contract management services for hospital emergency departments. Frost Hanna Halpryn Capital Group (which subsequently changed its name to Sterling Healthcare, Inc.) issued shares of its common stock constituting approximately 52% of its issued and outstanding common stock to the stockholders of the acquired businesses. Mr. Richard Frost resigned from his positions as an officer and director following the business combination. During October 1996, Sterling Healthcare completed a business combination with FPA Medical Management Inc., a provider of regional health care management services. FPA Medical Management, Inc. filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code in July 1998.

     Frost Hanna Acquisition Group, Inc.

     Frost Hanna Acquisition Group, Inc. completed its initial public offering in September 1993, raising approximately $6.5 million in net proceeds. During January 1996, Frost Hanna Acquisition Group completed a business combination with LFS Acquisition Corp., an operator of children's apparel stores. Frost Hanna Acquisition Group (which subsequently changed its name to Kids Mart, Inc.) issued shares of its common stock constituting approximately 62% of its issued and outstanding common stock to the stockholders of the acquired business. Mr. Richard Frost resigned from his position as an officer and director following the business combination. Kids Mart, Inc. filed for bankruptcy under Chapter 11 in January 1997.

     Frost Hanna Mergers Group, Inc.

     Frost Hanna Mergers Group, Inc. completed its initial public offering in March 1994, raising approximately $10.1 million of net proceeds. During September 1996, Frost Hanna Mergers Group completed a business combination with Pan American World Airways, Inc., a low-fare full service airline. Frost Hanna Mergers Group (which subsequently changed its name to Pan Am Corporation) issued shares of its common stock constituting approximately 72% of its issued and outstanding common stock to the stockholders of the acquired business. Mr. Richard Frost resigned from his position as an officer following the business combination but remained on the board of directors until April 1997. Pan Am Corporation filed for bankruptcy under Chapter 11 in February 1998.

     Frost Hanna Capital Group, Inc.

     Frost Hanna Capital Group, Inc. completed its initial public offering in October 1997, raising approximately $5.9 million of net proceeds. During August 1999, Frost Hanna Capital Group completed a business combination with Gaines, Berland Inc., a securities firm (currently GBI Capital Partners, Inc.) and a wholly-owned subsidiary of Ladenburg Thalmann Financial Services Inc. Frost Hanna Capital Group (currently Ladenburg Thalmann Financial Services Inc.) issued shares of its common stock constituting approximately 85% of its issued and outstanding common stock to the stockholders of the acquired business. Mr. Richard Frost resigned from his position of officer and director following the business combination. GBI Capital Partners is the representative of the underwriters of this offering.

     Investors in this offering will not acquire any ownership interest in any of these companies in which our officers and directors have been involved. It should be noted that Mr. Richard Frost, in such previous companies, had other principals who played a significant role in the identification and evaluation of prospective businesses and the structuring of the completion of the business combinations effected by the four companies. We cannot predict to what extent Mr. Frost as the sole principal in this offering will impact our ability to attain our business objectives.

Competition

     In identifying, evaluating and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and/or other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. This inherent competitive limitation may give others an advantage in pursuing the acquisition of a target business. Further, our obligation to seek stockholder approval of a business combination may delay the completion of a transaction; and our obligation to convert into cash shares of common stock held by our eligible stockholders as described under "--Effecting a Business Combination--Conversion Rights," may reduce the resources available to us for a business combination or for other corporate purposes. Either of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business with significant growth potential on favorable terms.

Uncertainty of Competitive Environment of Target Business

     In the event that we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Facilities

     We maintain our executive offices in approximately 1,445 square feet of office space located at 327 Plaza Real, Suite 319, Boca Raton, Florida, 33432, pursuant to a month to month lease agreement with Codina Real Estate Management, at an approximate cost per month of approximately $3,500. We consider our current office space adequate for our current operations.

Employees

     Mr. Richard Frost and Ms. Grout are our sole employees. Neither of them are full time employees. Mr. Frost and Ms. Grout intend to devote approximately 50% of their working time to our affairs.

Periodic Reporting and Audited Financial Statements

     We have registered our securities under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, we intend to furnish to our stockholders annual reports containing financial statements audited and reported on by our independent accountants.

     We will not acquire a target business if audited financial statements cannot be obtained for such target business. Additionally, our management will provide stockholders who acquired their shares of common stock subsequent to the date of this prospectus with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent such stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to Rule 419

     The following table compares and contrasts the terms of our offering and the terms of an offering under Rule 419 assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms under a Rule 419 offering will apply to this offering.

                                           Terms of Our Offering                Terms Under a Rule 419 Offering
                                    ------------------------------------    ----------------------------------------
Escrow of Offering
   Proceeds........................ $6,312,500 of the net offering          $6,007,500 of the offering proceeds
                                    proceeds will be deposited into a       would be required to be deposited into
                                    trust fund maintained by Fiduciary      either an escrow account with an
                                    Trust International of the South.       insured depositary institution or in a
                                                                            bank in a segregated trust account
                                                                            established by a registered broker-
                                                                            dealer.
Investment of Net
   Proceeds........................ Proceeds will be invested in U.S.       Proceeds could be invested only in
                                    government securities or other          specified securities such as a money
                                    high-quality, short term interest-      market fund meeting conditions of the
                                    bearing investments.                    Investment Company Act of 1940 or in
                                                                            securities that are direct obligations of,
                                                                            or obligations guaranteed as to principal or
                                                                            interest by, the United States.

Trading of Securities
   Issued.......................... The units may commence trading          No trading of the units or the
                                    immediately on the date of this         underlying common stock and
                                    prospectus. The common stock and        warrants would be permitted until the
                                    class A warrants comprising the         completion of a business combination.
                                    units will begin to trade separately    During this period, the securities would
                                    on the 90th day after the date of       be held in the escrow or trust account.
                                    this prospectus unless GBI Capital
                                    Partners Inc. informs us of its
                                    decision to allow earlier separate
                                    trading provided we have filed with
                                    the SEC an audited balance sheet
                                    reflecting our receipt of the
                                    proceeds of this offering.
Exercise of the
   Warrants.........................The warrants cannot be exercised        The warrants could be exercised prior
                                    until the later of the completion of    to the completion of a business
                                    a business combination or one year      combination, but securities received
                                    from the date of this prospectus.       and cash paid in connection with the
                                                                            exercise would be deposited in the
                                                                            escrow or trust account.

                                           Terms of Our Offering                Terms Under a Rule 419 Offering
                                    ------------------------------------    ----------------------------------------
Fair Market Value of Target
   Business.........................The target business must have a fair    No similar requirement under Rule 419.
                                    market value of at least 80% of our     However, upon the execution of an
                                    net assets at the time of acquisition,  agreement to acquire one or more
                                    which would equal $5,200,000            businesses whose fair value represents
                                    upon completion of this offering.       at least $6,000,000, we would be
                                                                            required to file a post-effective
                                                                            amendment to this registration
                                                                            statement.
Election to Remain an
   Investor.........................We will give our stockholders the       A prospectus containing information
                                    opportunity to vote on the business     required by the SEC would be sent to
                                    combination. In connection with         each investor. Each investor would be
                                    seeking such stockholder approval,      given the opportunity to notify the
                                    we will send each stockholder a         company whether he or she elects to
                                    proxy statement containing              remain a stockholder of the company.
                                    information required by the SEC. A      Such notification would have to be in
                                    stockholder following the               writing within a specified period. If the
                                    procedures described in this            company has not received such
                                    prospectus is given the right to        notification by the end of such period,
                                    convert his or her shares into his or   funds and interest, if any, held in the
                                    her pro rata share of the trust fund.   trust or escrow account would be
                                    However, a stockholder who does         returned to such stockholder.
                                    not follow these procedures or a
                                    stockholder who does not take any
                                    action would not be entitled to the
                                    return of any funds.
Business Combination
   Deadline.........................A business combination must occur       If an acquisition has not been
                                    within 24 months after the              consummated within 18 months after
                                    completion of this offering or          the effective date of the initial
                                    within 30 months after the              registration statement, funds held in the
                                    completion of this offering if a        trust or escrow account would be
                                    letter of intent or definitive          returned to investors.
                                    agreement relating to a prospective
                                    business combination was entered
                                    into prior to the end of the 24
                                    month period. However, we can
                                    seek stockholder approval to
                                    continue our existence.

Release of Funds....................The proceeds held in the escrow         The proceeds held in the escrow
                                    account will not be released until      account would not be released until the
                                    the earlier of the completion of a      earlier of the completion of a business
                                    business combination or our             combination or the failure to effect a
                                    liquidation upon failure to effect a    business combination within the
                                    business combination within the         allotted time.
                                    allotted time.

                                   Management

Executive Officers and Directors

     Our current executive officers and directors are:

Name                             Age       Position
------------------------------------------------------------------------------
Richard B. Frost                 52        President and Chairman of the Board
Richard C. Pfenniger, Jr.        45        Director
Spencer J. Angel                 34        Director
Dianna Grout                     34        Secretary and Treasurer

----------

     Richard B. Frost has been our Chairman of the Board and President since our inception. Mr. Frost was the chairman of the board of directors and chief executive officer of Frost Hanna Capital Group, Inc., a company formed to seek to acquire an unidentified operating business, from the time of its inception in February 1996, until Frost Hanna Capital Group consummated a business combination with Gaines, Berland Inc. (currently GBI Capital Partners) in August 1999. Mr. Frost was the chairman of the board of directors and chief executive officer of Frost Hanna Mergers Group, Inc., a company formed to seek to acquire an unidentified operating business from October 1993, until Frost Hanna Mergers Group consummated a business combination with Pan American World Airways, Inc. Mr. Frost remained a member of the Pan Am Corporation board of directors until April 21, 1997. On February 26, 1998, Pan Am Corporation filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code. Mr. Frost was the chairman of the board of directors and chief executive officer of Frost Hanna Acquisition Group, Inc., a company formed to seek to acquire an operating business from September 1993, until Frost Hanna Acquisition Group consummated a business combination with Kids Mart, Inc. in January 1996, at which time Mr. Frost resigned from such positions. On January 10, 1997, Kids Mart, Inc. for bankruptcy. From June 1992 to May 1994, Mr. Frost held similar positions at Frost Hanna Halpryn Capital Group, Inc., a company formed to seek to acquire an unidentified operating business, until such company's business combination with Sterling Healthcare Group, Inc. and certain of its affiliates in May 1994, at which time Mr. Frost resigned from such positions. In July 1998, FPA Medical Management, Inc., which combined with Sterling Healthcare in October 1996, filed for bankruptcy.

     Richard C. Pfenniger, Jr., has been a director since October 2000. Mr. Pfenniger has been Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., a publicly-traded company which provides career- oriented postsecondary education, since March 1997 and a director of such company since 1992. Mr. Pfenniger was Chief Operating Officer of IVAX Corporation, a publicly-traded pharmaceutical company, from 1994 to March 1997. He served as Senior Vice President -- Legal Affairs and General Counsel of IVAX from 1989 to 1994. Prior to joining IVAX, Mr. Pfenniger was engaged in private law practice.

     Spencer J. Angel, has been a director since October 2000. Mr. Angel has served as the President and Chief Executive Officer of Continucare Corporation, a publicly-traded company which provides outpatient healthcare and home healthcare services exclusively in the Florida market, since November 2, 1999. Prior to that time he served as its Executive Vice President and Chief Operating Officer since July 12, 1999, and he served as a member of its board of directors since September 30, 1999. Mr. Angel has served, since 1996, as director and president of Harter Financial, Inc., a diversified financial consulting firm. In 1999, Mr. Angel served as president and chief executive officer of Medical Laser Technologies, Inc., a company that produces digital x-ray picture archiving and communications systems for cardiac catheterization labs. He was the secretary, treasurer and director of Autoparts Warehouse, Inc., an auto parts retail and service company, from September 1997 to January 1999. From December 1994 through August 1996, Mr. Angel was President of 5 East 41 Check Cashing Corp., a company engaged in the payroll service and armored car business. From November 1991 to 1994, Mr. Angel was an associate attorney with Platzer, Fineberg & Swergold, a law firm specializing in corporate financial reorganizations.

     Dianna Grout has been the Secretary and Treasurer since our inception. Prior to her involvement with us, Ms. Grout performed investor relations services for Frost Hanna Capital Group, Inc. from February 1996 through August

1999. During this period, Ms. Grout worked as a stockbroker at LH Ross, Inc. from June 1997 through August 1997. From March 1994 through September 1996, Ms. Grout performed investor relations services for Frost Hanna Mergers Group, Inc. as well as a stockbroker for Barron Chase Securities, Inc. Ms. Grout graduated from the University of Florida in 1990 with a B.S. in Advertising.

     All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. Immediately prior to this offering, each of Mr. Pfenniger and Mr. Spencer will receive 8,900 class A warrants. Directors receive no other compensation for serving on our board other than reimbursement of reasonable expenses incurred in attending meetings and other activities on our behalf. Officers are elected annually by and serve at the discretion of our board. There are no family relationships among the directors or officers of the Company.

Executive Compensation

     Mr. Richard Frost and Ms. Grout are paid monthly salaries of $5,045 and $3,005, respectively, for only the time that it is necessary for them to operate our business. Neither Mr. Frost nor Ms. Grout is required to commit his or her full time to our affairs. Since our inception on July 23, 1999 through March 31, 2001, we have paid Mr. Frost and Ms. Grout aggregate salaries of $94,810 and $54,367, respectively. Mr. Frost and Ms. Grout have not entered into any employment agreements with us. In addition, Mr. Frost has purchased 201,681 shares of our common stock at a price of $.15 per share (after giving effect to the merger effectuated on April 4, 2001 where each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into approximately .6723 shares of our common stock), and will be granted 54,900 class A warrants immediately prior to this offering. Ms. Grout has purchased 26,891 shares of our common stock at a price of $.15 per share (after giving effect to the merger effectuated on April 4, 2001), and will be granted 7,300 class A warrants immediately prior to this offering.

     We will reimburse our officers and directors for any out-of-pocket expenses incurred for activities on our behalf. There is no other limit on the amount of such reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than our board, which includes one member who is an officer and who may seek reimbursement. We will not use any of the net proceeds deposited in trust to pay salaries or to reimburse expenses. If we require more than the net proceeds not deposited in trust for operations, Mr. Frost and Ms. Grout have agreed to defer their salaries until we complete a business combination, at which time they will be reimbursed from the proceeds of the offering held in trust. If the offering is not consummated by the early part of June 2001 and we need additional funds to pay the salaries of Mr. Frost and Ms. Grout and our rent and for general working capital purposes, we may receive loans from any of our existing stockholders, officers, or a bank or other financial institution. In any event, no such compensation shall be accrued or paid after consummation of the offering if it would reduce our tangible net worth below $5,000,000.

     No other compensation or fees of any kind, including finders' and consulting fees, will be paid to any of our existing officers, directors or stockholders who owned our common stock prior to this offering or any affiliates thereof for services rendered to us prior to or in connection with the consummation of a business combination; however, such persons shall be entitled to receive, upon completion of the business combination, commissions for monies raised by them for us in connection with such business combination, at rates that are no less favorable to us than those which we would pay to unaffiliated third parties. These persons also will not receive any other payments or assets, tangible or intangible, unless all of our other stockholders receive such payments or assets on a proportionate basis. We also will not make any loans to our officers and directors.

Key Man Insurance

     We have not obtained "key man" life insurance policies on the life of either Mr. Richard Frost or Ms. Grout.

Conflicts of Interest

     Potential investors should be aware of the following potential conflicts of interest:

         - None of our officers and directors are required to commit their full time to our affairs and, accordingly, such persons may have conflicts of interest in allocating management time among various business activities.

         - In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

         - Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

         - Dr. Phillip Frost is the uncle of Richard Frost, our Chairman and President. Dr. Phillip Frost is a significant stockholder of our company as well as Ladenburg Thalmann Financial Services Inc., the parent of GBI Capital Partners Inc. which is the representative of the underwriters of this offering. Dr. Frost also serves as a director of Ladenburg Thalmann Financial Services Inc. See "Risk Factors -- We have an existing relationship with the representative of the underwriters of this offering" and "Underwriting." Besides Dr. Phillip Frost, all of our existing officers and directors, as well as a majority of our existing stockholders, also own approximately 1.6% of the common stock of Ladenburg Thalmann Financial Services Inc. Frost Hanna Capital Group, Inc., the last public blind pool of which Mr. Richard Frost served as a principal, effected a combination with GBI Capital Management Corp. (currently Ladenburg Thalmann Financial Services Inc.), which resulted in GBI Capital Partners Inc. becoming a wholly-owned subsidiary of GBI Capital Management Corp. (currently Ladenburg Thalmann Financial Services Inc.). Dr. Phillip Frost is not and has never been an officer, director or principal of our company.

         - Since each of our directors owns shares of our common stock which will be released from escrow only if a business combination is successfully completed, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination, as it has significant discretion in determining the fair market value of a target business and whether a target business is suitable for a proposed business combination.

         In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities meeting the below-listed criteria to such corporation. Under Delaware law, officers and directors generally are required to bring business opportunities to the attention of such corporation if:

         -    such corporation could financially undertake the opportunity;

         -    the opportunity is within the corporation's line of business; and

         - it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of such corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

         In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, until the earlier of a business combination or our liquidation, each of our officers and directors have agreed in principle to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law.

         All of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the majority in interest of our other stockholders upon any stockholder vote relating to approval of a business combination. In addition, such stockholders have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by such persons prior to this offering.

                             Principal Stockholders

         The following table sets forth information regarding the beneficial ownership of our common stock as of May 8, 2001 (after giving effect to the merger effective on April 4, 2001 where each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into approximately .6723 shares of our common stock), and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (excluding the exercise of the underwriters' over-allotment option), by:

         - each person known by us to be the owner of more than 5% of the outstanding shares of common stock;

         -    each of our officers and directors; and

         -    all our officers and directors as a group.

         The definition of beneficial ownership includes securities which may be acquired by a person within 60 days from the date on which beneficial ownership is to be determined upon the exercise of options, warrants or convertible securities. None of the persons named in the table own any options, warrants, or convertible securities, except that Mr. Richard Frost, Mr. Pfenniger, Mr. Spencer and Ms. Grout will receive an aggregate of 80,000 class A warrants immediately prior to this offering. See "Certain Transactions." The table does not include shares issuable upon exercise of class A warrants since such warrants will not be exercisable until the completion of a business combination.

         Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

                                                                                        Approximate Percentage
                                                                                     of Outstanding Common Stock
                                                             Amount and       ------------------------------------------
                                                       Nature of Beneficial         Before                 After
      Name and Address of Beneficial Owner                   Ownership             Offering              Offering
------------------------------------------------             ---------             --------              --------
Richard B. Frost                                              201,681                25.2%                  9.8%
327 Plaza Real -- Suite 319
Boca Raton, Florida  33432

Richard C. Pfenniger, Jr.                                      33,613                 4.2%                  1.6%
4400 Biscayne Boulevard
Miami, Florida 33137

Spencer J. Angel                                               33,613                 4.2%                  1.6%
80 Southwest 8th Street
Miami, Florida 33131

Dianna Grout                                                   26,891                 3.4%                  1.3%
327 Plaza Real -- Suite 319
Boca Raton, Florida  33432

Dr. Phillip Frost                                             201,681                25.2%                  9.8%
4400 Biscayne Boulevard
Miami, Florida 33137

Marshal E. Rosenberg, Ph.D.                                    67,227                 8.4%                  3.3%
The Marshall Rosenberg Organization, Inc.
9350 S. Dixie Highway -- Suite 1530
Miami, Florida 33156

All Officers and Directors                                    295,798                37.0%                 14.4%
as a Group (4 persons)

----------------------
* less than 1%

         The shares of our common stock and warrants owned prior to the date of this prospectus by:

         -    all of our executive officers and directors and their affiliates;
              and

         - all persons owning 5% or more of our currently outstanding shares of common stock,

representing in the aggregate approximately 70.6% of the outstanding common stock and all of the outstanding warrants immediately prior to this offering, will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earlier of:

         -    six months following the completion of a business combination; or

         -    our liquidation.

         During the escrow period, such persons will not be able to sell their securities, but will retain all other rights as our stockholders, including, without limitation, the right to vote such shares of common stock. All other existing stockholders have agreed not to sell their respective shares of common stock owned by such stockholders prior to this offering until the completion of a business combination. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by such existing stockholders prior to the date of this prospectus.

         Mr. Richard Frost may be deemed to be our "parent" and "promoter", as such terms are defined under the Federal securities laws.

         Upon completion of this offering, our existing stockholders, which includes our officers and directors, collectively, will beneficially own approximately 39% of the then issued and outstanding shares of our common stock. These stockholders may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

                              Certain Transactions

         Prior to the date of this prospectus, we issued an aggregate of 295,798 shares of our common stock, in the amounts, at the purchase price and to the persons listed below (after giving effect to the merger resulting in each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, being converted into approximately .6723 shares of our common stock):

                                                                            Aggregate
                                                     Number of           Purchase Price
                     Name                              Shares              (Per Share)              Relationship to Us
----------------------------------------------     --------------     ---------------------     ----------------------
Richard B. Frost..............................        201,681                $30,000              Our Chairman of the
                                                                             ($.15)               Board and President.

Richard C. Pfenniger, Jr......................         33,613                $15,500              One of our directors
                                                                             ($.46)

Spencer J. Angel..............................         33,613                $15,500              One of our directors
                                                                             ($.46)

Dianna Grout..................................         26,891                $4,000               Our Secretary and
                                                                             ($.15)               Treasurer

         We have agreed that immediately prior to the date of the prospectus, we will issue class A warrants to purchase an aggregate of 80,000 shares of common stock to the following directors and officers (after giving effect to the merger):

                                                           Number of Shares
                                                            of Common Stock
                                                          Underlying Class A
                      Name                                     Warrants
--------------------------------------------------     -------------------------
Richard B. Frost..................................              54,900
Richard C. Pfenniger, Jr..........................               8,900
Spencer J. Angel..................................               8,900
Dianna Grout......................................               7,300

These warrants will be issued in consideration for future services to be rendered by such persons on our behalf. Such class A warrants and the common stock and warrants underlying such class A warrants will be registered under the registration statement of which this prospectus forms a part. Such class A warrants will be identical to the warrants offered in this offering.

         Mr. Richard Frost and Ms. Grout are paid monthly salaries of $5,045 and $3,005, respectively, for only the time that it is necessary for them to operate our business. Neither Mr. Frost nor Ms. Grout is required to commit his or her full time to our affairs. Since our inception on July 23, 1999 through March 31, 2001, we have paid Mr. Frost and Ms. Grout aggregate salaries of $94,810 and $54,367, respectively. We will reimburse our officers and directors for any accountable reasonable business expenses. There is no other limit on the amount of accountable expenses reimbursable by us, which will only be reviewed by our board. We will not use any of the net proceeds deposited in trust to pay salaries or to reimburse expenses. If we require more than the net proceeds not deposited in trust for operations, Mr. Frost and Ms. Grout have agreed to allow their salaries to accrue until we complete a business combination and the trust funds are released. No such compensation shall be accrued or paid if it would reduce our tangible net worth below $5,000,000.

         Other than Mr. Frost's and Ms. Grout's salaries, reasonable expenses payable to our officers and directors and the class A warrants described above and interest that may accrue on any loan received by us from any of our stockholders or officers if the offering is not completed by the early part of June 2001, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing officers, directors or stockholders who owned our common stock prior to this offering or any affiliates thereof for services rendered to us prior to or with respect to the business combination; provided, however, that such persons shall be entitled to receive, upon completion of the business combination, commissions for monies raised by them for us with respect to the business combination, at rates that are no less favorable to us than those which we would pay to unaffiliated third parties.

         Richard Pfenniger is our director and also Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc., in which Dr. Phillip Frost is a 35.5% stockholder and Chairman of the Board. Spencer Angel is a director and also President and Chief Executive Officer of Continucare Corporation, in which Dr. Phillip Frost is a 16.9% stockholder and Vice-Chairman of the Board. Richard Frost, our Chairman of the Board and President, is the nephew of Dr. Phillip Frost. Dr. Phillip Frost is a 25.2% holder of our common stock prior to this offering and will be a 9.8% holder following this offering.

         All ongoing transactions between us and any of our officers and directors or their respective affiliates, as well as any future transactions, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board who do not have an interest in the transaction.

         We will not make any loans to our officers or directors following this offering. We also will not borrow funds for the purpose of making payments to our officers, directors, promoters, management or their affiliates or associates; provided, however, if this offering is not completed by the early part of June 2001 and we do not have sufficient funds to pay the salaries of Mr. Richard Frost and Ms. Grout and our rent and for general working capital purposes, we may receive loans from any of our existing stockholders, officers, or a bank or other financial institution. In all events, Mr. Frost and Ms. Grout have agreed that their salaries or other expenses shall not be paid to them after consummation of the offering if it would reduce our tangible net worth below $5,000,000.

                            Description of Securities

General

         We are authorized to issue 100,000,000 shares of common stock, par value $.0001, and 5,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 800,000 shares of common stock are outstanding, held of record by 23 persons. No shares of preferred stock are currently outstanding.

Units

         Each unit consists of one share of common stock and one class A warrant. Each class A warrant entitles the holder to purchase one share of common stock and one class B warrant. The common stock and class A warrants will begin to trade separately on the 90th day after the date of this prospectus unless GBI Capital Partners Inc. informs us of its decision to allow earlier separate trading, provided that in no event can the common stock and class A warrants be traded separately until we file with the SEC an audited balance sheet reflecting our receipt of the proceeds of this offering.

Common Stock

         Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. All of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the vote of a majority in interest of all of the public stockholders with respect to any business combination. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders. For purposes of this offering, shares included in units and any other shares purchased following this offering in the open market acquired by our stockholders, officers and directors shall be treated for all purposes in the same manner as shares owned by, and shall be deemed to be shares owned by, public stockholders. We will proceed with the business combination only if the public stockholders, who own at least a majority of the shares of common stock sold in this offering or in the open market following this offering, vote in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise conversion rights discussed below. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders, except as noted in the next sentence, are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. In the event of any liquidation, dissolution or winding up, our existing stockholders have agreed to waive their rights to share in any such distribution with respect to common stock owned prior to the offering. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock, except that each public stockholder has the right to have his or her shares of common stock converted to cash equal to his or her pro rata share of the trust fund if such stockholder votes against the business combination and the business combination is approved and completed. All of the outstanding shares of common stock are, and the shares of common stock included in the units, when issued and paid for as set forth in this prospectus, will be, fully paid and nonassessable.

Preferred Stock

         Our certificate of incorporation authorizes the issuance of 5,000 shares of a blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of such shares to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

         Each class A warrant entitles the registered holder to purchase one share of our common stock and one class B warrant at a price of $5.25, subject to adjustment as discussed below, at any time commencing on the later of:

         -    the completion of a business combination; or

         -    one year from the date of this prospectus,

and ending at 5:00 p.m., New York City time, six years from the date of this prospectus, at which time the class A warrants will expire.

         Each class B warrant, if and when issued, entitles the registered holder to purchase one share of our common stock and one class C warrant at a price of $7.50, subject to adjustment as discussed below, at any time commencing on the later of:

         -    the completion of a business combination; or

         -    one year from the date of this prospectus,

and ending at 5:00 p.m., New York City time, six years from the date of this prospectus, at which time the class B warrants will expire.

         Each class C warrant, if and when issued, entitles the registered holder to purchase one share of our common stock at a price of $9.75 per share, subject to adjustment as described below, at any time commencing on the later of:

         -    the completion of a business combination; or

         -    one year from the date of this prospectus,

and ending at 5:00 p.m., New York City time, six years from the date of this prospectus, at which time the class C warrants will expire.

         We may call the class A warrants, the class B warrants and the class C warrants for redemption, each as a class, in whole and not in part, at our option and with the prior consent of GBI Capital Partners Inc., at a price of $.05 per warrant at any time after the warrants become exercisable upon not less than 30 days' prior written notice, provided that the reported last sale price of the common stock equals or exceeds $8.50 per share with respect to the class A warrants, $10.50 per share with respect to the class B warrants, and $12.00 per share with respect to the class C warrants, for the 20 consecutive trading days ending on the third business day prior to the notice of redemption to warrantholders. The warrantholders shall have exercise rights until the close of business on the date fixed for redemption.

         The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. Reference is made to said warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

         The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

         The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock.

         No warrants will be exercisable unless at the time of exercise the prospectus relating to the securities issuable upon exercise of such warrants is current and such securities have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such warrants. We have agreed to meet these conditions and to maintain a current prospectus relating to securities issuable upon exercise of the warrants until the expiration of the warrants, under the terms of the warrant agreement. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the securities issuable upon the exercise of the warrants is not current or if such securities are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

         No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, we will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to such warrantholder, an amount in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Dividends

         We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

         The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

Shares Eligible for Future Sale

         General

         Upon the completion of this offering, we will have 2,050,000 shares of common stock outstanding, or 2,237,500 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 1,250,000 shares sold in this offering, or 1,437,500 shares in the event of the exercise of the over-allotment option, will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 800,000 shares are restricted securities under Rule 144, in that such shares were issued in private transactions not involving a public offering. Of these shares, 611,765 shares are immediately eligible for resale under Rule 144. Notwithstanding this:

         - our existing directors, officers and stockholders who own 5% or more of our outstanding common stock have agreed not to sell their respective shares of common stock acquired prior to the date of this prospectus prior to six months following the completion of a business combination; and

         - our other existing stockholders have agreed not to sell their respective shares of common stock acquired prior to the date of this prospectus prior to the occurrence of a business combination.

         Rule 144

         In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

         - 1% of the number of shares of common stock then outstanding, which will equal 20,500 shares immediately after this offering (not assuming exercise of the underwriters' over-allotment option); and

         - the average weekly trading volume of the common stock on The Nasdaq Stock Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

         Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

         Rule 144(k)

         Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                                  Underwriting

         In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which GBI Capital Partners Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters                                              Number of Units
----------------------------------------------------      ------------------
GBI Capital Partners, Inc...........................
                                                          ==================
          Total.....................................          1,250,000
                                                          ==================

         A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"), and some foreign dealers, concessions not in excess of $_____ per unit and such dealers may reallow a concession not in excess of $_____ per unit to other dealers who are members of the NASD and to some foreign dealers. Upon completion of this offering, the offering price, the concession to selected dealers and the reallowance to other dealers may be changed by the representative. In accordance with Rule 2720(l) of the NASD Conduct Rules, there will be no discretionary sales by any of the underwriters.

         We have agreed to pay to the representative an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the units offered in this offering (including exercise of the underwriters' over-allotment option described below). We paid an advance on this allowance in the amount of $25,000.

         We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 187,500 additional units for the sole purpose of covering over-allotments, if any. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

         Until the successful consummation of a business combination, we have granted GBI Capital Partners Inc. the right to have its designee or representative present at all meetings of our board of directors. Such designee will be entitled to the same notices and communications sent by us to our directors and to attend directors' meetings, but will not have voting rights. GBI Capital Partners Inc. has not named such designee as of the date of this prospectus.

         We have agreed to sell to the representative, for an aggregate of $100, an option to purchase up to an aggregate of 125,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants contained in this option expire five years from the date of this prospectus. This option is exercisable initially at $6.60 per unit commencing on the later of the completion of a business combination with a target business or one year from the date of this prospectus and expiring five years from the date of this prospectus. The option may not be transferred, sold, assigned or hypothecated during the one-year period following the date of this prospectus, except to underwriters and selected dealers and to officers and partners of the underwriters or the selected dealers. The option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

         We have engaged GBI Capital Partners Inc., on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay GBI Capital Partners Inc. for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, such services may also include disseminating information, either orally or in writing, to warrantholders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to GBI Capital Partners Inc. upon the exercise of the warrants if:

         - the market price of the underlying shares of common stock is lower than the exercise price;

         - the holder of the warrants has not confirmed in writing that the underwriters solicited such exercise;

         -    the warrants are held in a discretionary account;

         -    the warrants are exercised in an unsolicited transaction; or

         - the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise.

         Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

         - Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

         - Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in the shares by selling more shares than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing shares in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

         - Penalty Bids. If the representative purchases shares in the open market in a stabilizing transaction or syndicate coverage transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering.

         Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

         Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

         Before this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives, and is based upon our financial and operating history and condition, our prospects for the industry we are in and prevailing market conditions.

         Although they are not obligated to do so, the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. We are not under any contractual obligation to engage the underwriters to provide any services for us after completion of this offering, but if we do, we may pay the underwriters a finder's fee or other compensation.

         We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

         GBI Capital Partners Inc. is the wholly-owned subsidiary of Ladenburg Thalmann Financial Services Inc., a publicly-traded corporation which was initially named Frost Hanna Capital Group, Inc., and was the most recent blind pool transaction that Richard Frost engaged in as a principal. Mr. Richard Frost is the nephew of Dr. Phillip Frost, who as of the date of this offering, beneficially owns approximately 25.2% of our issued and outstanding common stock and 3.4% of the issued and outstanding common stock of Ladenburg Thalmann Financial Services Inc. Additionally, Frost- Nevada Limited Partnership, of which Dr. Phillip Frost is the beneficial owner, loaned $10,000,000 to Ladenburg Thalmann Financial Services Inc. upon consummation by Ladenburg Thalmann Financial Services Inc. of a certain acquisition. Such proceeds were utilized by Ladenburg Thalmann Financial Services Inc. to fund the cash portion of the purchase price of such acquisition and Frost-Nevada Limited Partnership received a $10,000,000 senior convertible promissory note from Ladenburg Thalmann Financial Services Inc. As a result of this and certain related transactions, Frost-Nevada Limited Partnership has the right to acquire an additional number of the issued and outstanding shares of common stock of Ladenburg Thalmann Financial Services Inc., so that Dr. Phillip Frost will beneficially own approximately 15.6% of such shares in the aggregate. Dr. Frost also serves as a director of such company.

         By virtue of Dr. Phillip Frost's ownership of such voting securities of Ladenburg Thalmann Financial Services Inc., Dr. Frost may be deemed to be an affiliate of GBI Capital Partners Inc. under the NASD Conduct Rules. This offering, therefore, is being conducted in accordance with the applicable provision of Rule 2720 of the NASD Conduct Rules by which the public offering price of our units can be no higher than recommended by a qualified independent underwriter. Cardinal Capital Management, Inc. has been appointed as the qualified independent underwriter and is assuming the responsibility of acting as a qualified independent underwriter in pricing the offering and conducting due diligence. Cardinal Capital Management, Inc. was an underwriter of Frost Hanna Capital Group, Inc., one of the last of the four offerings similar to this offering in which Mr. Richard Frost was a principal. Frost Hanna Capital Group, Inc. completed a business combination with GBI Capital Management Corp.(currently Ladenburg Thalmann Financial Services Inc.), whose wholly-owned subsidiary is GBI Capital Partners, Inc., the representative of the underwriters of this offering.

                                  Legal Matters

         The validity of the securities offered in this prospectus are being passed upon for us by Akerman, Senterfitt & Eidson, P.A., Miami, Florida. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering. Certain attorneys employed by Akerman, Senterfitt & Eidson, P.A. beneficially own shares of our common stock.

                                     Experts

         The financial statements included in this prospectus have been audited by Richard A. Eisner & Company, LLP, independent public accountants, as indicated in their report (which included explanatory language concerning substantial doubt about our ability to continue as a going concern) with respect to such financial statements, and are included in this prospectus in reliance upon the report of said firm given upon authority of said firm as experts in accounting and auditing.

                    Where You Can Find Additional Information

         We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at:

         Room 1024, Judiciary Plaza,
         450 Fifth Street, N.W.,
         Washington, D.C. 20549-1004,

and at the SEC regional offices located at:

         7 World Trade Center,
         Suite 1300,
         New York, New York 10048,

and

         Northwest Atrium Center,
         500 West Madison Street, 14th Floor,
         Chicago, Illinois 60661

         The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                               FROST CAPITAL GROUP
                          (a development stage company)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

FROST CAPITAL GROUP, INC.
(a development stage company)

Contents

                                                                                      Page
                                                                                      ----
Financial Statements

   Independent auditors' report                                                       F-2

   Balance sheets as of December 31, 2000, 1999 and March 31, 2001 (unaudited)        F-3

   Statements of operations for the year ended December 31, 2000, the period
      July 23, 1999 (inception) through December 31, 1999 and the periods July
      23, 1999 through December 31, 2000, the three months ended March 31, 2001
      (unaudited) and July 23, 1999 through March 31, 2001 (unaudited)                F-4

   Statements of stockholders' equity for the year ended December 31, 2000 and the periods July 23, 1999 (inception) through December 31, 1999 and the
      three months ended March 31, 2001 (unaudited)                                   F-5

   Statements of cash flows for the year ended December 31, 2000, the period
      July 23, 1999 (inception) through December 31, 1999 and the periods July
      23, 1999 through December 31, 2000, the three months ended March 31, 2001
      (unaudited) and July 23, 1999 through March 31, 2001 (unaudited)                F-6

   Notes to financial statements                                                      F-7

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Frost Capital Group, Inc.
Boca Raton, Florida

We have audited the accompanying balance sheets of Frost Capital Group, Inc. (a development stage company) as of December 31, 2000 and 1999 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000, the period from July 23, 1999 through December 31, 1999, and the period July 23, 1999 through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of Frost Capital Group, Inc., as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000, the period from July 23, 1999 (inception) through December 31, 1999, and the period July 23, 1999 through December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has devoted its efforts to raising capital, has not commenced operations and has experienced net losses that raise substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richard A. Eisner & Company, LLP

New York, New York
March 16, 2001

With respect to Note A,
April 4, 2001

FROST CAPITAL GROUP, INC.
(a development stage company)

Balance Sheets

                                                                             December 31,
                                                                      -------------------------       March 31,
                                                                         2000           1999             2001
                                                                      ---------       ---------       ---------
                                                                                                     (Unaudited)
ASSETS
Current assets:
   Cash                                                               $ 125,060       $ 107,101       $  52,745
   Common stock subscriptions receivable                                                 65,810
                                                                      ---------       ---------       ---------
      Total current assets                                              125,060         172,911          52,745
                                                                      ---------       ---------       ---------
Furniture and equipment                                                   9,000           9,000           9,000
Less accumulated depreciation                                            (2,998)           (448)         (3,848)
                                                                      ---------       ---------       ---------
Net furniture and equipment                                               6,002           8,552           5,152
                                                                      ---------       ---------       ---------
Deferred registration costs                                                                              90,835
                                                                      ---------       ---------       ---------
                                                                      $ 131,062       $ 181,463       $ 148,732
                                                                      =========       =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Current liabilities:
      Accounts payable and accrued expenses                           $   1,354       $   1,503       $  65,490
      Due to investor                                                                    15,000
                                                                      ---------       ---------       ---------
        Total current liabilities                                         1,354          16,503          65,490
                                                                      ---------       ---------       ---------
Stockholders' equity:
   Capital stock $.0001 par value per share:
      Preferred stock authorized 5,000 shares; none issued
      Common stock authorized 100,000,000 shares; issued and
        outstanding 800,000, 800,000 and 609,076 shares at
        March 31, 2001, December 31, 2000 and 1999, respectively             80              61              80
   Additional paid-in capital                                           381,420         211,039         381,420
   Deficit accumulated during the development stage                    (251,792)        (46,140)       (298,258)
                                                                      ---------       ---------       ---------
        Total stockholders' equity                                      129,708         164,960          83,242
                                                                      ---------       ---------       ---------
                                                                      $ 131,062       $ 181,463       $ 148,732
                                                                      =========       =========       =========

See independent auditors' report and notes to financial statements           F-3

FROST CAPITAL GROUP, INC.
(a development stage company)

Statements of Operations

                                                                         July 23, 1999                                 July 23, 1999
                                                                      (Inception) Through            Three Months       (Inception)
                                                Year Ended                December 31,                  Ended             Through
                                               December 31,       ---------------------------         March 31,          March 31,
                                                   2000              1999             2000              2001               2001
                                               ------------       ---------         ---------        ------------      -------------
                                                                                                              (Unaudited)
General and administrative expenses:
   Payroll                                      $  94,932         $  30,233         $ 125,165         $  24,012         $ 149,177
   Other                                           84,383            17,446           101,829            23,646           125,475
   Compensation to members of the board
      of directors                                 29,000                              29,000                              29,000
                                                ---------         ---------         ---------         ---------         ---------
                                                  208,315            47,679           255,994            47,658           303,652
                                                ---------         ---------         ---------         ---------         ---------
Loss before other income                         (208,315)          (47,679)         (255,994)          (47,658)         (303,652)

Other income:
   Dividend income                                  2,663             1,539             4,202             1,192             5,394
                                                ---------         ---------         ---------         ---------         ---------
Net loss                                        $(205,652)        $ (46,140)        $(251,792)        $ (46,466)        $(298,258)
                                                =========         =========         =========         =========         =========
Net loss per share - basic                      $    (.32)        $    (.07)                          $    (.06)
                                                =========         =========                           =========
Weighted average number of common shares
   outstanding - basic                            646,384           676,035                             800,000
                                                =========         =========                           =========

See independent auditors' report and notes to financial statements           F-4

FROST CAPITAL GROUP, INC.
(a development stage company)

Statements of Stockholders' Equity

                                                                                                       Deficit
                                                                                                     Accumulated
                                                                Common Stock        Additional        During the
                                                           -------------------         Paid          Development
                                                             Shares     Amount      in Capital          Stage            Total
                                                           ----------   ------     ------------       -----------     -----------
Initial sale of common stock to founders                      329,412    $  33     $     48,967                       $    49,000
Initial sale of common stock  - July ($.001 per share)        168,068       17              233                               250
Sale of common stock - August ($.46 per share)                201,681       20           92,480                            92,500
Sale of common stock - August ($.89 per share)                 57,814        6           51,594                            51,600
Sale of common stock - October ($.89 per share)                20,169        2           17,998                            18,000
Cancellation of common stock sold ($.001 per share)          (168,068)     (17)            (233)                             (250)
Net loss                                                                                              $   (46,140)        (46,140)
                                                           ----------    -----     ------------       -----------     -----------
Balance - December 31, 1999                                   609,076       61          211,039           (46,140)        164,960
Sale of common stock - February
   ($.89 per share)                                             2,689        1            2,399                             2,400
Sale of common stock - August ($.89 per share)                  6,723        1            5,999                             6,000
Sale of common stock - September ($.46 per share)              33,613        3           15,497                            15,500
Sale of common stock - October ($.46 per share)                33,613        3           15,497                            15,500
Compensation to directors - fair value of common
   stock in excess of price paid                                                         29,000                            29,000
Sale of common stock - October ($.89 per share)                13,446        1           11,999                            12,000
Sale of common stock - November ($.89 per share)              100,840       10           89,990                            90,000
Net loss                                                                                                 (205,652)       (205,652)
                                                           ----------    -----     ------------       -----------     -----------
Balance - December 31, 2000                                   800,000       80          381,420          (251,792)        129,708
Net loss (unaudited)                                                                                      (46,466)        (46,466)
                                                           ----------    -----     ------------       -----------     -----------
Balance - March 31, 2001 (unaudited)                          800,000    $  80     $    381,420       $  (298,258)    $    83,242
                                                           ==========    =====     ============       ===========     ===========

See independent auditors' report and notes to financial statements           F-5

FROST CAPITAL GROUP, INC.
(a development stage company)

Statements of Cash Flows

                                                                         July 23, 1999                                 July 23, 1999
                                                                      (Inception) Through            Three Months       (Inception)
                                                Year Ended                December 31,                  Ended             Through
                                               December 31,       ---------------------------         March 31,          March 31,
                                                   2000              1999             2000              2001               2001
                                               ------------       ---------         ---------        ------------      -------------
                                                                                                              (Unaudited)
Cash flows from operating activities:
   Net loss                                     $(205,652)        $ (46,140)        $(251,792)        $ (46,466)        $(298,258)
   Adjustments to reconcile net loss to
      net cash used in operating activities:
        Stock compensation for services as
           members of the board of directors       29,000                              29,000                              29,000
        Depreciation                                2,550               448             2,998               850             3,848
        Changes in:
           Accounts payable and accrued
              expenses                               (149)            1,503             1,354              (864)              490
                                                ---------         ---------         ---------         ---------         ---------
              Net cash used in operating
                 activities                      (174,251)          (44,189)         (218,440)          (46,480)         (264,920)
                                                ---------         ---------         ---------         ---------         ---------
Cash flows from investing activity:
   Purchase of equipment                                             (9,000)           (9,000)                             (9,000)
                                                                  ---------         ---------                           ---------
Cash flows from financing activities:
   Proceeds from common stock issuances
      and subscriptions                           207,210           145,290           352,500                             352,500
   (Repayment) receipt of amounts
      due investor                                (15,000)           15,000
   Proceeds from officers loans                                      20,000            20,000                              20,000
   Repayments of officers loans                                     (20,000)          (20,000)                            (20,000)
   Registration costs                                                                                   (25,835)          (25,835)
                                                ---------         ---------         ---------         ---------         ---------
              Net cash provided by (used in)
                 financing activities             192,210           160,290           352,500           (25,835)          326,665
                                                ---------         ---------         ---------         ---------         ---------
Net increase (decrease) in cash                    17,959           107,101           125,060           (72,315)           52,745
Cash - beginning of period                        107,101                                               125,060
                                                ---------         ---------         ---------         ---------         ---------
Cash - end of period                            $ 125,060         $ 107,101         $ 125,060         $  52,745         $  52,745
                                                =========         =========         =========         =========         =========
Supplementary disclosure of noncash financing
   activities:
   Accrued registration costs deferred                                                                $  65,000         $  65,000
                                                                                                      =========         =========

See independent auditors' report and notes to financial statements           F-6

FROST CAPITAL GROUP, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000 and 1999

NOTE A - THE COMPANY

Frost Capital Group, Inc. (the "Company") was incorporated on July 23, 1999 in Florida. On April 4, 2001 the stockholders of the Company exchanged their shares in the Florida corporation for .6723 shares of a newly formed entity under the laws of the State of Delaware. All share and per share information included in the financial statements have been retroactively adjusted for the reorganization.

The Company was formed to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an as yet unidentified operating business.

The Company has neither engaged in any operations nor generated significant revenue to date. Its activity since inception has been to prepare for the raising of capital. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. In order to obtain financing, the Company is attempting to raise additional capital through an initial public offering. However, there is no assurance that the Company will be successful in that effort, or that it will be able to raise funds through private placements. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing, commence principal operations and ultimately attain profitability (Note E).

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

[1]      Furniture and equipment:

         Furniture and equipment are carried at cost less accumulated depreciation and are depreciated on a straight line basis over their estimated useful lives ranging from 3 to 5 years.

[2]      Use of estimates:

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[3]      Income taxes:

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS No. 109") "Accounting for Income Taxes". SFAS No. 109 measures deferred income taxes by applying enacted statutory rates to net operating loss carryforwards and to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

[4]      Fair value of financial instruments:

         The fair value of the Company's assets and liabilities approximates the carrying amounts presented in the balance sheets.

FROST CAPITAL GROUP, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000 and 1999

NOTE B - SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

[5]      Loss per common share:

         The Company complies with Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share". SFAS No. 128 requires presentation of basic earnings per share for all periods presented. Basic earnings per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[6]      Interim financial information:

         The accompanying financial statements as of March 31, 2000 and for the periods then ended are unaudited but, in the opinion of management, reflect all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation. The results of operations for the periods ended March 31, 2001 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2001.

NOTE C - INCOME TAXES

To the extent the Company's start-up phase generates a net operating loss, such amounts would ordinarily be deductible subsequent to consummation of a merger, exchange, acquisition, etc. transaction (as discussed in Note A above) against future profits. However, such net operating loss would not be available to offset post transaction income due, among other reasons, to the limitations of
Section 382 of the Internal Revenue Code. Accordingly, no deferred tax asset has been recorded. Prior to commencement of operations or liquidation, earnings on trust funds (see Note E) will be subject to applicable income taxes.

The differences between income taxes computed using the Federal income tax rate and the provision for income taxes were as follows:

                                                                   July 23, 1999                                 July 23, 1999
                                                                (Inception) Through            Three Months       (Inception)
                                          Year Ended                December 31,                  Ended             Through
                                         December 31,       ---------------------------         March 31,          March 31,
                                             2000              1999             2000              2001               2001
                                         ------------       ---------         ---------        ------------      -------------
                                                                                                        (Unaudited)
       Computed tax benefit on
          net loss                       $    70,000        $  15,000         $  85,000         $    15,000       $   100,000
       Valuation allowance                   (70,000)         (15,000)          (85,000)            (15,000)         (100,000)
                                         -----------        ---------         ---------         -----------       -----------
       Actual tax                        $         0        $       0         $       0         $         0       $         0
                                         ===========        =========         =========         ===========       ===========

NOTE D - STOCKHOLDERS' EQUITY

In July 1999, the Company was formed in Florida and authorized the issuance of 100,000,000 shares, par value $.0001, of common stock and it received common stock subscriptions from its four founders for 329,412 shares at $.15 per share and initial payments totaling approximately $1,000. Also in July, the Company sold 168,068 shares of common stock for $250 and subsequently, in November 1999, the Company acquired those 168,068 shares of common stock from such investor. During 2000, the balance of the common stock subscriptions of approximately $48,000 was collected from the founders.

FROST CAPITAL GROUP, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000 and 1999

NOTE D - STOCKHOLDERS' EQUITY (CONTINUED)

In addition, during the period August through December 31, 1999 the Company received common stock subscriptions for 279,664 shares (201,681 shares at $.46 per share and 77,983 shares at $.89 per share) of which collections in 1999 approximated $144,000. During 2000, the balance of the common stock subscriptions of approximately $18,000 was collected from these investors.

During 2000 the Company received common stock subscriptions from investors and two members of the board of directors aggregating 190,924 common shares for approximately $141,000 which was collected during 2000. The two members of the board of directors subscribed for 67,226 shares of common stock at a per share price of $.46 at the time the fair value of the common stock was $.89. Compensation expense was recorded aggregating $29,000 on the transactions.

In April 2000, the Company returned $15,000 to a potential investor which was received in September 1999.

NOTE E - PROPOSED PUBLIC OFFERING

During February 2001, the Company entered into a letter of intent with GBI Capital Partners whereby the Company would issue 1,250,000 units in a proposed initial public offering ("Proposed Offering"). Each unit will consist of a share of common stock and a Class A warrant. Each Class A warrant entitles the holder to purchase from the Company at a price of $5.25 one share of common stock and one Class B warrant. Each Class B warrant entitles the holder to purchase from the Company at a price of $7.50 one share of common stock and one Class C warrant. Each Class C warrant entitles the holder to purchase from the Company at a price of $9.75 one share of common stock. Each warrant will become exercisable on the later of the completion of a business combination or one year from the effective date of the Proposed Offering and will expire six years after issuance. The warrants will be redeemable at a price of $.05 per warrant, respectively, if notice of not less than thirty days is given and the reported last sale price of the common stock equals or exceeds $8.50, $10.50, and $12.00 for Class A, Class B and Class C, respectively, for the 20 consecutive trading days ending on the third business day prior to the notice of redemption.

The Proposed Offering is expected to raise net proceeds of approximately $6,500,000 to be used to consummate a business combination with a target business whose fair market value is at least 80% of the Company's net assets at the time of the acquisition (the "Business Combination").

Upon the closing of the Proposed Offering, after payment of certain amounts to the underwriter, 97% of the net proceeds raised from the offering will be held in a trust account ("Trust Fund") and invested in U.S. government securities or other high quality, short-term interest bearing investments until the earlier of
(i) the consummation of a Business Combination or (ii) liquidation of the Company. The Company's management has broad discretion with respect to the specific application of the remaining 3% of the net proceeds of this offering, which remaining proceeds will be used to identify and evaluate prospective businesses for a business combination, to pay for business, legal and accounting due diligence on prospective acquisitions, and continuing general and administrative expenses including office rent, salaries and other expenses. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. In the event the Company liquidates prior to the consummation of a Business Combination, an individual who is a founding stockholder, President and Chairman of the Board has agreed to indemnify the Trust Fund against any and all loss, liability, claims, damages and expenses whatsoever which the Trust Fund may become subject as a result of any claim by a vendor or by any target business, which is determined by a court of competent jurisdiction or by a settlement to be owed money by the Company either for services rendered or products sold to the Company, or in connection with the acquisition or failure to acquire such business, as the case may be.

FROST CAPITAL GROUP, INC.
(a development stage company)

Notes to Financial Statements
December 31, 2000 and 1999

NOTE E - PROPOSED PUBLIC OFFERING (CONTINUED)

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. All of the Company's stockholders immediately prior to the Proposed Offering, including all of the officers and directors of the Company (the "Initial Stockholders"), have agreed to vote the shares of common stock owned by them immediately prior to the effective date of the Proposed Offering in accordance with the vote of the majority in interest of all other stockholders of the Company (the "Public Stockholders") with respect to any Business Combination. After consummation of the Company's first Business Combination, this voting safeguard will no longer be applicable. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of the existing stockholders, officers and directors of the Company.

With respect to the first Business Combination which is approved and consummated, any Public Stockholder who votes against the Business Combination may demand that the Company convert his shares into cash. The per share conversion price will equal the amount in the Trust Fund as of the record date of determination of stockholders entitled to vote on the Business Combination divided by the number of shares held by Public Stockholders. The Company will not consummate a Business Combination if 20% or more in interest of the Public Stockholders exercise their conversion rights. Accordingly, Public Stockholders holding approximately 19.99% of the aggregate number of shares owned by all Public Stockholders may have their shares converted to cash in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Fund, computed without regard to shares held by Initial Stockholders.

The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination within 24 months from the date of the consummation of an initial public offering, or 30 months from the consummation of the Proposed Offering if a letter of intent or definitive agreement was entered into prior to the end of the 24 month period. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering.

Immediately prior to the consummation of the Proposed Offering, the Company will issue to its executive officers and directors an aggregate of 80,000 Class A warrants. Each warrant will have the same right and privileges as those issued in the Proposed Offering.

================================================================================

                            Frost Capital Group, Inc.

                                 1,250,000 Units

                                   ----------

                                   PROSPECTUS

                                   ----------

                            GBI Capital Partners Inc.

                                          , 2001

You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information or to make any representations different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of units means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is not authorized or is unlawful.

         Until ___________, 2001, all dealers selling these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth various expenses, other than underwriting discounts, which will be incurred in connection with the offering. Other than the SEC registration fee, NASD filing fee and the non-accountable expense allowance of GBI Capital Partners Inc., amounts set forth below are estimates:

SEC registration fee..........................................          $11,602
NASD filing fee...............................................            5,141
Nonaccountable expense allowance..............................          225,000
Blue sky fees and expenses....................................           27,300
Printing and engraving expenses...............................                *
Legal fees and expenses.......................................           50,000
Accounting fees and expenses..................................           20,000
Transfer and Warrant Agent fees...............................                *
Escrow Agent fees                                                             *
                                                               ----------------
Miscellaneous expenses........................................                *
                                                               ----------------
                                                                      $
                                                               ================
---------------------------
*        To be filed by amendment to this Registration Statement.

ITEM 14.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Seventh of the Certificate of Incorporation of Frost Capital Group, Inc. ("Registrant") and Article XIII of the Bylaws of Registrant provide with respect to the indemnification of directors and officers that Registrant shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Section grants Registrant the power to indemnify. Article Seventh of the Certificate of Incorporation of Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit.

ITEM 15.          RECENT SALES OF UNREGISTERED SECURITIES

         On July 23, 1999, the Registrant's inception, the Registrant sold an aggregate of 329,412 shares of its common stock to four persons for a consideration per share equal to $.15 (after taking into account a merger pursuant to which each issued and outstanding share of Frost Capital Group, Inc., a Florida corporation, was converted into .6723 shares of the Registrant's common stock). From August 9, 1999 to October 14, 1999, the Registrant sold an aggregate of 279,664 shares of its common stock to eleven investors for a consideration per share ranging from $.46 to $.89 (after accounting for the merger). On February 1, 2000, the Registrant sold an aggregate of 2,689 shares of its common stock to another investor for a consideration per share equal to $.89 (after accounting for the merger). On September 7, 2000 and October 12, 2000, the Registrant sold an aggregate of 67,226 shares of its common stock to two of its directors for a consideration per share equal to $.46 (after accounting for the merger). From August 14, 2000 to November 28, 2000, the Registrant sold an aggregate of 121,009 shares of its common stock to five additional investors for a consideration per share equal to $.89 (after accounting for the merger).

         The Registrant has agreed that immediately prior to the offering, it will issue Class A warrants to the following persons in consideration for future services to be rendered by such persons on the Registrant's behalf:

Name                                            Number of Class A Warrants

Richard B. Frost                                         54,900

Richard C. Pfenniger, Jr.                                 8,900

Spencer J. Angel                                          8,900

Dianna Grout                                              7,300

         Exemption from registration under the Securities Act of 1933 as amended, is claimed for the sales of common stock referred to above in reliance upon the exemption afforded by Section 4(2) and 3(b) of the Securities Act for transactions not involving a public offering. Each certificate evidencing such shares of common stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

1.1             Form of Underwriting Agreement between Registrant and the Underwriters
3.1             Certificate of Incorporation of Registrant
3.2             By-laws of Registrant
4.1             Form of certificate evidencing units
4.2             Form of certificate evidencing shares of common stock
4.3             Form of certificate evidencing Class A warrants
4.4             Form of certificate evidencing Class B warrants
4.5             Form of certificate evidencing Class C warrants
4.6             Form of Unit Purchase Option between Registrant and GBI Capital Partners Inc.
4.7             Form of Warrant Agreement between Registrant and American Stock Transfer &
                Trust Company, as warrant agent*
5.1             Opinion of Akerman Senterfitt & Eidson, P.A.*
10.1            Form of Trust Agreement by and between Registrant and Fiduciary Trust International of the South
10.2            Forms of Insiders' Letters
10.3            Form of Escrow Agreement by and among Registrant, Richard B. Frost, Richard C.
                Pfenniger, Jr., Spencer J. Angel, Dr. Phillip Frost, Marshall E. Rosenberg, Ph.D., Dianna
                Grout and American Stock Transfer & Trust Company*

23.1            Consent of Richard A. Eisner & Company, LLP
23.2            Consent of Akerman Senterfitt & Eidson, P.A. (included in Exhibit 5.1)*
24.1            Power of Attorney (included on the signature page of Part II of this Registration
                Statement)

---------------------
*        To be filed by amendment to this Registration Statement.

         (b)      Financial Statement Schedules.

         Financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 17.          UNDERTAKINGS

         Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (7) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 9th day of May, 2001.

                                        FROST CAPITAL GROUP, INC.

                                        By: /s/ Richard B. Frost
                                            ------------------------------------
                                            Richard B. Frost
                                            Chairman and President

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints solely Richard B. Frost his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the registrant's registration statement on Form S-1 under the Securities Act of 1933, including to sign the registration statement in the name and on behalf of the registrant or on behalf of the undersigned as a director or officer of the registrant, and any and all amendments or supplements to the registration statement, including any and all stickers and post-effective amendments or supplements to the registration statement and to sign any and all additional registration statements relating to the same offerings of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                        Title                                        Date
---------                                        -----                                        ----
/s/ Richard B. Frost                             Chairman and President (Principal            May 9, 2001
--------------------------------                 Executive Officer)
Richard B. Frost

/s/ Dianna Grout                                 Treasurer (Principal Accounting and          May 9, 2001
--------------------------------                 Financial Officer) and Secretary
Dianna Grout

/s/ Richard C. Pfenniger, Jr.                    Director                                     May 9, 2001
--------------------------------
Richard C. Pfenniger, Jr.

/s/ Spencer J. Angel                             Director                                     May 9, 2001
--------------------------------
Spencer J. Angel

                                 EXHIBIT INDEX

No.             Description
---             -----------
1.1             Form of Underwriting Agreement between Registrant and the Underwriters
3.1             Certificate of Incorporation of Registrant
3.2             By-laws of Registrant
4.1             Form of certificate evidencing units
4.2             Form of certificate evidencing shares of common stock
4.3             Form of certificate evidencing Class A warrants
4.4             Form of certificate evidencing Class B warrants
4.5             Form of certificate evidencing Class C warrants
4.6             Form of Unit Purchase Option between Registrant and GBI Capital Partners Inc.
4.7             Form of Warrant Agreement between Registrant and American Stock Transfer &
                Trust Company, as warrant agent*
5.1             Opinion of Akerman Senterfitt & Eidson, P.A.*
10.1            Form of Trust Agreement by and between Registrant and Fiduciary Trust International of the South
10.2            Forms of Insiders' Letters
10.3            Form of Escrow Agreement by and among Registrant, Richard B. Frost, Richard C.
                Pfenniger, Jr., Spencer J. Angel, Dr. Phillip Frost, Marshall E. Rosenberg, Ph.D., Dianna
                Grout and American Stock Transfer & Trust Company*
23.1            Consent of Richard A. Eisner & Company, LLP
23.2            Consent of Akerman Senterfitt & Eidson, P.A. (included in Exhibit 5.1)*
24.1            Power of Attorney (included on the signature page of Part II of this Registration
                Statement)
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*        To be filed by amendment to this Registration Statement.